                                                                   EXHIBIT 10.16

                                INDUSTRIAL LEASE
                              (SINGLE TENANT; NET)

                                     BETWEEN

                               THE IRVINE COMPANY

                                       AND

                          OPTICAL MICRO MACHINES, INC.

                            INDEX TO INDUSTRIAL LEASE

                              (Single Tenant; Net)

ARTICLE I.            BASIC LEASE PROVISIONS

ARTICLE II.           PREMISES
Section 2.1           Leased Premises
Section 2.2           Acceptance of Premises
Section 2.3           Building Name and Address
Section 2.4           Landlord's Responsibilities

ARTICLE III.          TERM
Section 3.1           General
Section 3.2           Delay in Possession
Section 3.3           Right to Extend this Lease

ARTICLE IV.           RENT AND OPERATING EXPENSES
Section 4.1           Basic Rent
Section 4.2           Operating Expenses
Section 4.3           Security Deposit
Section 4.4           Letter of Credit

ARTICLE V.            USES
Section 5.1           Use
Section 5.2           Signs
Section 5.3           Hazardous Materials

ARTICLE VI.           COMMON AREAS; SERVICES
Section 6.1           Utilities and Services
Section 6.2           Operation and Maintenance of Common Areas
Section 6.3           Use of Common Areas
Section 6.4           Parking
Section 6.5           Changes and Additions by Landlord

ARTICLE VII.          MAINTAINING THE PREMISES
Section 7.1           Tenant's Maintenance and Repair
Section 7.2           Landlord's Maintenance and Repair/Tenant's "Self-Help"
Section 7.3           Alterations
Section 7.4           Mechanic's Liens
Section 7.5           Entry and Inspection
Section 7.6           Communications Equipment

ARTICLE VIII.         TAXES AND ASSESSMENTS ON TENANTS PROPERTY

ARTICLE IX.           ASSIGNMENT AND SUBLETTING
Section 9.1           Rights of Parties
Section 9.2           Effect of Transfer
Section 9.3           Sublease Requirements
Section 9.4           Certain Transfers

ARTICLE X.            INSURANCE AND INDEMNITY
Section 10.1          Tenant's Insurance
Section 10.2          Landlord's Insurance
Section 10.3          Joint Indemnity
Section 10.4          Landlord's Nonliability
Section 10.5          Waiver of Subrogation

ARTICLE XI.           DAMAGE OR DESTRUCTION
Section 11.1          Restoration
Section 11.2          Lease Governs

ARTICLE XII.          EMINENT DOMAIN
Section 12.1          Total or Partial Taking
Section 12.2          Temporary Taking
Section 12.3          Taking of Parking Area

ARTICLE XIII.         SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIAL
Section 13.1          Subordination
Section 13.2          Estoppel Certificate
Section 13.3          Financials

ARTICLE XIV.          DEFAULTS AND REMEDIES
Section 14.1          Tenant's Defaults
Section 14.2          Landlord's Remedies
Section 14.3          Late Payments
Section 14.4          Right of Landlord to Perform
Section 14.5          Default by Landlord
Section 14.6          Expenses and Legal Fees
Section 14.7          Waiver of Jury Trial
Section 14.8          Satisfaction of Judgment
Section 14.9          Limitation of Actions Against Landlord

ARTICLE XV.           END OF TERM
Section 15.1          Holding Over
Section 15.2          Merger on Termination
Section 15.3          Surrender of Premises; Removal of Property

ARTICLE XVI.          PAYMENTS AND NOTICES

ARTICLE XVII.         RULES AND REGULATIONS

ARTICLE XVIII.        BROKER'S COMMISSION

ARTICLE XIX.          TRANSFER OF LANDLORD'S INTEREST

ARTICLE XX.           INTERPRETATION
Section 20.1          Gender and Number
Section 20.2          Headings
Section 20.3          Joint and Several Liability
Section 20.4          Successors
Section 20.5          Time of Essence
Section 20.6          Controlling Law
Section 20.7          Severability
Section 20.8          Waiver and Cumulative Remedies
Section 20.9          Inability to Perform
Section 20.10         Entire Agreement
Section 20.11         Quiet Enjoyment
Section 20.12         Survival

ARTICLE XXI.          EXECUTION AND RECORDING
Section 21.1          Counterparts
Section 21.2          Corporate and Partnership Authority
Section 21.3          Execution of Lease; No Option or Offer
Section 21.4          Recording
Section 21.5          Amendments
Section 21.6          Executed Copy
Section 21.7          Attachments

ARTICLE XXII.         MISCELLANEOUS
Section 22.1          Nondisclosure of Lease Terms
Section 22.2          Guaranty
Section 22.3          Changes Requested by Lender
Section 22.4          Mortgagee Protection
Section 22.5          Covenants and Conditions
Section 22.6          Security Measures
Section 22.7          JAMS
Section 22.8          Tenant's Lien
Section 22.9          Contingency

EXHIBITS
Exhibit A             Description of the Premises
Exhibit B             Environmental Questionnaire
Exhibit C             Landlord's Disclosures
Exhibit D             Insurance Requirements
Exhibit E             Rules and Regulations
Exhibit F             Irrevocable Standby Letter of Credit
Exhibit G             Non-disturbance Agreement
Exhibit H             Consent of Landlord
Exhibit X             Work Letter
Exhibit Y             Project Site Plan

                                INDUSTRIAL LEASE
                              (SINGLE TENANT; NET)

        THIS LEASE is made as of the _____ day of May, 2000, by and between THE IRVINE COMPANY, hereafter called "Landlord," and OPTICAL MICRO MACHINES, INC., a California Corporation, hereinafter called "Tenant."

                        ARTICLE I. BASIC LEASE PROVISIONS

        Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1. Premises: The Premises are more particularly described in Section 2.1, and include all of the floor area within the building located at 9410 Carroll Park Drive, San Diego, CA 92121

2.      Project Description: Canyon Ridge Business Park

3. Use of Premises: General office, light assembly, research & development and testing for Tenant's products, marketing, storage and distribution of Tenant's products and related uses in compliance with applicable laws and restrictions of record, other than retail sales direct to consumers from the Premises.

4.      Commencement Date: August 1, 2000 (subject to the provisions of Section
        3.2)

5.      Lease Term: The Term of this Lease shall expire at midnight on July 31,
        2009.

6. Basic Rent: Eighty Four Thousand One Hundred Forty-Seven Dollars ($84,147.00) per month, based on $.85 per rentable square foot.

        Basic Rent is subject to adjustment as follows:

        Commencing February 1, 2001, the Basic Rent shall be One Hundred Six Thousand Nine Hundred Seventeen Dollars ($106,917.00) per month, based on $1.08 per rentable square foot.

        Commencing August 1, 2001, the Basic Rent shall be One Hundred Ten Thousand Eight Hundred Seventy-Seven Dollars ($110,877.00) per month, based on $1.12 per rentable square foot.

        Commencing August 1, 2002, the Basic Rent shall be One Hundred Fourteen Thousand Eight Hundred Thirty-Seven Dollars ($114,837.00) per month, based on $1.16 per rentable square foot.

        Commencing August 1, 2003, the Basic Rent shall be One Hundred Eighteen Thousand Seven Hundred Ninety-Six Dollars ($118,796.00) per month, based on $1.20 per rentable square foot.

        Commencing August 1, 2004, the Basic Rent shall be One Hundred Twenty Two Thousand Seven Hundred Fifty-Six Dollars ($122,756.00) per month, based on $1.24 per rentable square foot.

        Commencing August 1, 2005, the Basic Rent shall be One Hundred Twenty Six Thousand Seven Hundred Sixteen Dollars ($126,716.00) per month, based on $1.28 per rentable square foot.

        Commencing August 1, 2006, the Basic Rent shall be One Hundred Thirty Thousand Six Hundred Seventy-Six Dollars ($130,676.00) per month, based on $1.32 per rentable square foot.

        Commencing August 1, 2007, the Basic Rent shall be One Hundred Thirty Four Thousand Six Hundred Thirty-Six Dollars ($134,636.00) per month, based on $1.36 per rentable square foot.

        Commencing August 1, 2008, the Basic Rent shall be One Hundred Thirty Eight Thousand Five Hundred Ninety-Six Dollars ($138,596.00) per month, based on $1.40 per rentable square foot.

7.      Guarantor(s): None

8.      Floor Area of Premises: approximately 98,997 rentable square feet

9. Security Deposit: $152,425.00 (See Section 4.3; see also Section 4.4 for letter of credit requirements)

10.     Broker(s): CB Richard Ellis

11.     Additional Insureds: Insignia\ESG of California, Inc.

12.     Address for Payments and Notices:

        LANDLORD                                    TENANT

        INSIGNIA\ESG OF CALIFORNIA, INC.            OPTICAL MICRO MACHINES, INC.
        43 Discovery, Suite 120                     9410 Carroll Park Drive
        Irvine, CA 92618                            San Diego, CA 92121

        with a copy of notices to:                  With a copy of notices to:
        IRVINE INDUSTRIAL COMPANY
        P.O. Box 6370                               BROBECK, PHLEGER & HARRISON
        Newport Beach, CA 92658-6370                12390 El Camino Real
        Attn: Vice President,                       San Diego, CA 92130
              Industrial Operations                 Attn: W. Scott Biel, Esq.

13.     Tenant's Liability Insurance Requirement: $2,000,000.00

14. Vehicle Parking Spaces: Two Hundred Eighty (280) within the Common Area of the Project.

15.     Delivery Date: May 24, 2000

                              ARTICLE II. PREMISES

        SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the "Premises"), including the building identified in Item 1 of the Basic Lease Provisions (which together with the underlying real property, is called the "Building"), and containing the floor area set forth in Item 8 of the Basic Lease Provisions, which floor area the parties agree shall be the floor area for all purposes under this Lease and shall not be subject to re-measurement by either party. The Premises is a portion of the project shown in Exhibit Y (the "Project"). Landlord shall have no right to relocate Tenant from the Premises at any time during the Term of this Lease or any extension.

        SECTION 2.2. ACCEPTANCE OF PREMISES. Landlord shall deliver the Premises to Tenant on or before May 24, 2000 (the "Delivery Date") clean and free of all debris and all prior occupants and their personal property, in order for Tenant to begin its work of construction of the Tenant Improvements in accordance with the terms of EXHIBIT X. Tenant acknowledges that, except as expressly provided in this Lease, neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, including without limitation any representations or warranties regarding zoning or other land use matters, and that neither Landlord nor any representations of Landlord has made any representations or warranties regarding (i) what other tenants or uses may be permitted or intended in the Building and the Project, or (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Premises except as expressly provided in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for Landlord's obligations specifically provided in this Lease, including without limitation, the responsibilities contained in Section 2.4 hereof. After the Tenant Improvements to the Premises are substantially completed Tenant shall cause the General Contractor to inspect the Premises with the Landlord's representative and complete a punch list of unfinished or incorrect items of the Tenant Improvements. Authorized representatives for the Landlord and Tenant shall execute said punch list to indicate their approval thereof not later than thirty (30) days from and after the Commencement Date. The items listed on such punch list shall be completed by the Tenant within thirty (30) days after the approval of such punch list or as soon thereafter as reasonably practicable. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Tenant shall diligently complete all punch list items of which it is notified as provided above.

        SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, address, number or designation of the Building or Project without liability to Tenant; provided, however, if the address of the Building and/or the Project is changed by Landlord, Landlord agrees to provide Tenant with no less than sixty (60) days prior written notice and to reimburse Tenant for all expenses reasonably incurred by Tenant in conjunction with such address change (including, without limitation, the cost of changing Tenant's stationery and of notifying Tenant's clients and customers of Tenant's new address of the Building and/or the Project), not to exceed Five Thousand Dollars ($5,000.00) in the aggregate.

        SECTION 2.4.  LANDLORD'S RESPONSIBILITIES.

        (a) Landlord shall correct, repair or replace, at Landlord's sole cost and expense and not as a Building Cost, any failure of the structural components of the roof, foundations, footings and load-bearing walls of the Building. The foregoing obligation, however, shall not apply to the extent any such failure is caused by the negligence or improper use of such structural components by Tenant, its employees, agents, contractors, licensees or invitees, in which case Tenant shall be responsible for the reasonable costs of such corrections, repairs and/or replacements. The corrections, repairs or replacements required of Landlord or of Tenant in the preceding sentences of this Section 2.4(a) shall be made promptly following notice from the other party. Landlord agrees to replace the roof membrane of the Building no later than November 30, 2000.

        (b) Tenant and Landlord hereby acknowledge that a moisture condition exists beneath the concrete subflooring of the Building which has disturbed the Building flooring. Tenant has undertaken such investigations and evaluations of such moisture condition as Tenant deems necessary or appropriate and has determined the repairs necessary for the same and the cost of such repairs. At Tenant's sole cost and expense, as part of the Tenant Improvements and subject to Landlord's approval of Tenant's proposed method of repair, Tenant shall apply a specialized treatment to the concrete subflooring to correct such moisture condition causing such flooring disruption. Tenant shall be solely responsible for the repair of any reoccurrence of such moisture condition throughout the Term of this Lease to the extent Tenant determines such repairs to be necessary, or for any costs of repair to any flooring within the Premises resulting from the moisture condition or the repair of the same, or any reoccurrence of the same, provided, that Tenant shall determine the appropriate and necessary scope of such further repairs during the Term. Notwithstanding any contrary provision of Section 15.3, Tenant shall not be obligated to undertake any further repairs to the concrete subflooring of the Building or any flooring within the Premises at the time of surrender of the Premises at the expiration or sooner termination of the Term to the extent such further repairs relate to the moisture condition or any reoccurrence thereof. Tenant estimates the cost of such repairs to be approximately $467,000.00.

        (c) Landlord shall correct, repair or replace, at Landlord's sole cost and expense and not as a Building Cost, any non-compliance of the Building exterior and the Common Areas with all applicable building permits and codes in effect as of the Commencement Date, including without limitation, the provisions of Title III of the Americans With Disabilities Act ("ADA") in effect as of the Commencement Date. Said costs of compliance shall be Landlord's sole cost and shall not be part of Building Costs. Landlord shall correct, repair or replace any non-compliance of the Building exterior and the Common Areas with any revisions or amendments to the ADA in effect after the Commencement Date, provided that the amortized cost of such repairs or replacements (amortized over the useful life thereof using a market cost of funds reasonably determined by Landlord) shall be included as Building Costs payable by Tenant. All other ADA compliance issues which pertain to the Premises, including without limitation, in connection with Tenant's construction of the Tenant Improvements and any other alternations or improvements in the Premises (and any resulting ADA compliance requirements in the Common Areas) and the operation of Tenant's business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense. The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section 2.4(b) shall be made promptly following notice of non-compliance from any applicable governmental agency.

        (d) Landlord hereby warrants to Tenant that the roof, plumbing, fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems in the Premises, shall be in good operating condition on the Commencement Date. In the event of a non-compliance with such warranty, Landlord shall, except as otherwise provided in this Lease, promptly and diligently after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord's cost and expense. Any such notice of non-compliance from Tenant shall be delivered, if at all, within thirty (30) days from and after the Commencement Date, Tenant's acceptance of the Premises shall be subject to the foregoing and to the provisions of this Lease regarding delivery of possession.

                                ARTICLE III. TERM

        SECTION 3.1. GENERAL. The term of this Lease (the "Term") shall be for the period shown in Item 5 of the Basic Lease Provisions. Subject to the provisions of Section 3.2 below, the Term shall commence ("Commencement Date") on the date set forth in Item 4 of the Basic Lease Provisions and shall expire on the date set forth in Item 5 of the Basic Lease Provisions (the "Expiration Date"). Tenant acknowledges and agrees that the completion of the Tenant Improvements pursuant to the Work Letter attached hereto shall not be a condition to the Commencement Date of this Lease. Tenant shall have the right to occupy the Premises prior to the Commencement Date provided that such occupancy shall be subject to all of the terms and provisions of this Lease, including without limitation the obligation of Tenant to maintain insurance as required hereunder from and after the initial date of such early occupancy. Tenant shall not be obligated to pay Basic Rent or Tenant's Share of Operating Expenses hereunder during the period of such early occupancy. Such payment obligation shall commence as of the Commencement Date.

        SECTION 3.2 DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant free and clear of the possessory interests of any third party on or before the Delivery Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord so delivers possession of the Premises to Tenant. If the Commencement Date has not occurred due to Landlord's inability to so deliver possession of the Premises to Tenant by August 1, 2000 (the "Outside Date"), then Tenant shall have the right to terminate this Lease upon ten (10) days prior written notice to Landlord delivered at any time following the Outside Date and prior to such delivery of possession by Landlord, and this Lease shall terminate ten (10) days after such notice unless Landlord shall so deliver possession of the Premises to Tenant within said ten (10) days.

        SECTION 3.3 RIGHT TO EXTENT THIS LEASE. Provided that Tenant is not in default of any monetary covenant of this Lease (including, without limitation, the obligation to pay Basic Rent and/or Tenant's Share of Operating Expenses) or any material non-monetary covenant, following written notice and the expiration of the applicable cure period, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant (and/or a "Tenant Affiliate") is occupying not less than fifty percent (50%) of the floor area of the Premises and that Tenant has not assigned its interest in this Lease except to a "Tenant Affiliate", then Tenant may extend the Term of this Lease for one (1) period of sixty (60) months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than eight (8) months or more than twelve (12) months prior to the expiration date of the Term, Tenant's irrevocable written notice of its commitment to extent (the "Commitment Notice"). The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.

        If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension of the Term, then within one hundred twenty (120) and ninety (90) days prior to the expiration date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for a 60-month renewal of comparable space in the Project (together with any increases thereof during the extension period) as of the commencement of the extension period ("Landlord's Determination"). Should Tenant disagree with the Landlord's Determination, then Tenant shall, not later than twenty (20) days thereafter, notify Landlord in writing of Tenant's determination of those rental terms ("Tenant's Determination"). Within ten (10) days following delivery of the Tenant's Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the Premises. Any appraiser designated hereunder shall have an MAI certification with not less than five (5) years experience in the valuation of commercial industrial buildings in San Diego County, California.

        Within thirty (30) days following the selection of the appraiser and such appraiser's receipt of the Landlord's Determination and the Tenant's Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the 60-month renewal of the Lease for the Premises, as reasonably extrapolated to the commencement of the extension period. Accordingly, either the Landlord's Determination or the Tenant's Determination shall be selected by the appraiser as the fair market rental rate for the extension period. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.

        Within twenty (20) days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord within twenty (20) days. Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

        If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Tenant shall have no other right to extend the Term beyond the sixty
(60) month extension period created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.

                     ARTICLE IV. RENT AND OPERATING EXPENSES

        SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset (except as otherwise expressly provided in this Lease), Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder.

        SECTION 4.2.  OPERATING EXPENSES.

               (a) Tenant shall pay to Landlord, as additional rent, Tenant's Share of "Building Costs" and "Property Taxes," as those terms are defined below, incurred by Landlord in the operation of the Building and Project. For convenience of reference, Property Taxes and Building Costs shall be referred to collectively as "Operating Expenses". The term "Tenant's Share" means that portion of an Operating Expense determined by multiplying the cost of such item by a fraction, the numerator of which is the floor area of the Premises and the denominator of which is the total square footage of the floor area within all buildings in the Project to which such Operating Expenses relate, as of the date on which the computation is made. The rentable square footage of the Project may be adjusted from time to time in the event new buildings are constructed within or incorporated within the Project. For the initial Expense Recovery Period of this Lease, "Tenant's Share" of Operating Expenses for the Project shall be 17.66%.

               (b) Commencing prior to the start of the first full "Expense Recovery Period" (as defined below) of the Lease, and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of Tenant's Share of the amount of Operating Expenses for the Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. For purposes hereof, "Expense Recovery Period" shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30.

               (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual owed amounts as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord's right to require Tenant to pay Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses, or fail to give notice of its intent to audit such Operating Expenses pursuant to the provisions of the next succeeding paragraph, within one hundred twenty (120) days following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties and any future claims to the contrary shall be barred.

                    Landlord agrees that it will maintain complete and accurate records of all costs, expenses and disbursements paid or incurred by Landlord, its employees, agents and/or contractors, with respect to the Operating Expenses in accordance with generally accepted accounting principles, consistently applied. Such records shall be kept until one (1) year after the termination of this Lease. Landlord shall provide in reasonable detail the calculation of Tenant's Share of the Operating Expenses. Provided Tenant is not then in default of any monetary covenant of this Lease (including, without limitation, the obligation to pay Basic Rent and/or Tenant's Share of Operating Expenses), or any material non-monetary covenant, following written notice and the expiration of the applicable cure period, then Tenant shall have the right to have Tenant's financial officer or a certified public accountant audit Landlord's Operating Expenses, subject to the terms and conditions hereof. In no event, however, shall such auditor be compensated by Tenant on a "contingency" basis, or on any other basis tied to the results of said audit. Tenant shall give notice to Landlord of Tenant's intent to audit within one hundred twenty (120) days following delivery of Landlord's expense statement for each of the Expense Recovery Periods. Following at least ten (10) business days notice to Landlord, such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where the records are maintained in San Diego County, California. Landlord agrees to make such personnel available to Tenant as is reasonably necessary for Tenant's employees and agents, to conduct such audit. Landlord shall make such records available to Tenant's employees and agents, for inspection during normal business hours. Tenant's employees and agents shall be entitled to make photostatic copies of such records, provided Tenant bears the expense of such copying, and further provided that Tenant keeps such copies in a confidential manner and does not discuss, display or distribute such copies to any other third party. If Tenant's audit determines that actual Operating Expenses have been overstated by more than four percent (4%), then subject to Landlord's right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant's Basic Rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In the event of a dispute between Landlord and Tenant regarding the results of such audit, such dispute shall be submitted to and resolved by JAMS as provided in
Section 22.7 of this Lease.

                    All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation and except for inadvertent disclosures despite Tenant's reasonable efforts to keep the disclosed information confidential, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit.

               (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase of Tenant's Share of said Operating Expenses due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated promptly by Landlord to Tenant.

               (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then the estimate of Operating Expenses shall be increased for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to Tenant's Share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, and the month for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph
(b) above, commencing with the month in which effective.

               (f) The term "Building Costs" shall include all expenses of operation and maintenance of the Building and of the Building's proportionate share of the Project, if applicable (determined as the rentable square footage of the Building divided by the rentable square footage of all space in the Project), to the extent such expenses are not billed to and paid directly by Tenant, and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder (provided that: (i) in no event shall Tenant be responsible for deductibles associated with earthquake or flood insurance premiums in excess of Ten Thousand Dollars ($10,000.00) per year on an amortized basis over the useful life of the "capitalized" repairs or replacements resulting from the casualty giving rise to the payment of said deductibles [calculated at a market cost of funds, all as determined by Landlord using generally accepted accounting principles consistently applied] for each remaining year of useful life during the Term, and (ii) in the event that Landlord shall spread the cost of premiums or premium equivalents for earthquake and/or flood insurance other than on a straight per square foot basis over its leased portfolio throughout the State of California, then Landlord shall reasonably determine the geographic risks of its leased portfolio for insurance and flood insurance purposes and shall spread the costs of such coverage accordingly); license, permit, and inspection fees; heat; light; power;

air conditioning; supplies; materials; equipment; tools; the reasonable cost of any environmental, insurance, tax or other consultant utilized by Landlord in connection with the Building and/or Project; establishment of reasonable reserves for replacements and/or repair of Common Area improvements (if applicable), equipment and supplies; costs incurred in connection with compliance of any laws or changes in laws applicable to the Building or the Project (provided that to the extent such costs are capital investments, such costs shall be included in Building Costs as capital investments and amortized in accordance with the following clause); the cost of any capital investments (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments calculated at a market cost of funds, all as determined by Landlord using generally accepted accounting principles consistently applied, for each such year of useful life during the Term; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and a reasonable overhead/management fee for the professional operation of the Building and Project not in excess of competitive market rates for similar properties in the geographical area of the Premises. Notwithstanding anything to the contrary contained herein, the amount of such overhead/management fee to be charged to Tenant shall be determined by multiplying the actual fee charged (which from time to time may be with respect to the entire Project, a portion of the Project only, the Building only, or the Project together with other properties owned by Landlord and/or its affiliates) by a fraction, the numerator of which is the floor area of the Premises (as set forth in Item No. 8 of the Basic Lease Provisions) and the denominator of which is the total square footage of space charged with such fee actually leased to tenants (including Tenant). It is understood that Building Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord.

                    Notwithstanding the provisions of this Section 4.2 to the contrary, Operating Expenses shall not include any cost or expense identified as the responsibility of Landlord and not an Operating Expense by the express terms of this Lease, and shall not include any of the following:

                         (1) Leasing commissions, attorneys' fees, costs,
disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Project, and similar costs incurred in connection with disputes with and/or enforcement of any lease with tenants, other occupants, or prospective tenants or other occupants of the Project;

                         (2) "Tenant allowances", "tenant concessions", work
letter payments, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for other tenants or occupants of the Project, or vacant, leasable space in the Project, including space planning/interior design fees for same;

                         (3) Depreciation;

                         (4) Services, items and benefits for which Tenant or
any other tenant or occupant of the Project specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Project pays third persons or services, items or benefits which are not generally made available to Tenant as an occupant of the Building or the Project;

                         (5) Costs or expenses (including fines, penalties and
legal fees) incurred due to the violation by Landlord of any terms and conditions (other than by Tenant) of this Lease or of the leases of other tenants in the Project, that would not have incurred but for such violation by Landlord;

                         (6) Penalties for late payment of any Operating
Expenses by Landlord, including, without limitation, with respect to taxes, equipment leases, etc.;

                         (7) Payments in respect of overhead and/or profit to
any subsidiary or Affiliate (hereinafter defined) of Landlord, as a result of a non-competitive selection process for services (other than the management fee) on or to the Project, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies or materials exceed the costs that would have been paid if the services, goods, supplies or materials had been provided by parties unaffiliated with Landlord, of similar skill, competence and experience, on a competitive basis;

                         (8) Payments of principal, finance charges or interest
on debt or amortization on any deed of trust or other debt encumbering the Project, and rental payments (or increases in same) under any ground or underlying lease or leases encumbering the Project (except to the extent the same may be made to pay or reimburse, or may be measured by Property Taxes);

                         (9) Except for a management fee which is reasonable and
commercially competitive for similar projects in the area of the Project, costs of Landlord's general overhead and general administrative expenses (individual, partnership or corporate, as the case may be) and wages, salaries and other compensation and benefits (as well as adjustments thereto) for all employees and personnel of Landlord above the level of manager for the Project, which costs would not be chargeable to Operating Expenses in accordance with generally accepted accounting principles, consistently applied;

                         (10) Rentals and other related expenses, if any,
incurred in leasing air conditioning systems or other equipment ordinarily considered to be of a capital nature, except equipment which is used

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

in providing janitorial services and which is not affixed to the Project and equipment which is leased on a temporary basis in emergency situations;

                         (11) Advertising and promotional expenses;

                         (12) Costs or expenses for the acquisition of
sculpture, paintings or other works of art, but not the reasonable expenses of maintaining, repairing and insuring same;

                         (13) Costs for which Landlord is compensated through or
reimbursed by insurance;

                         (14) Contributions to operating expense reserves
(including tax reserves), except for reasonable reserves for the roof of the Building and as specifically set forth in Section 4.4 hereof;

                         (15) Contributions to political or charitable
organizations;

                         (16) Costs incurred in removing the property of former
tenants and/or other occupants of the Project;

                         (17) The costs of any "tap fees" or one-time lump sum
sewer, water or other utility connection fees for the Project;

                         (18) Costs or fees relating to the defense of
Landlord's title to or interest in the Building and/or the Project, or any part thereof;

                         (19) Any other expense which, under generally accepted
accounting principles, consistently applied, would not be considered to be a normal maintenance or operating expense of the Building and/or the Project;

                         (20) Costs for which Landlord is actually reimbursed by
any recovery of insurance proceeds; and

                         (21) All costs of the "shell" Building work (as defined
in the Work Letter attached hereto), including without limitation, initial construction costs of parking lots and landscaping within the Common Areas.

                         As used herein, the term "Affiliate" shall mean and
refer to any person or entity controlling, controlled by, or under common control with another such person or entity. "Control", as used herein, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control. In the case of Landlord, the term "Affiliate" shall include any person or entity controlling or controlled by or under common control with any general partner of Landlord or any general partner of Landlord's general partner.

                    (g) The term "Property Taxes" as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements and fixtures located in the Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Room" districts, similar assessment districts, and any traffic impact mitigation assessments or fees to the extent of installments due and payable thereon during the Term based on the maximum number of permitted installments; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and
(v) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. The term Property Taxes shall not include personal property taxes of any kind, which shall instead be governed by the provisions of Article VIII of this Lease.

        SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease (the "Security Deposit"). Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord's receipt thereof, and may be utilized by Landlord in its discretion towards the payment of all prepaid expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including without limitation brokerage commissions and Tenant Improvement costs. Upon any default by Tenant, including specifically Tenant's failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, whether or not Landlord is informed of or has knowledge of the default, the Security Deposit shall be deemed to be automatically and immediately applied, without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for that default. If any portion of the Security Deposit is applied after a default by Tenant, Tenant shall within five
(5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant

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

fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) after the expiration of the Term, provided that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full.

        SECTION 4.4. LETTER OF CREDIT. In addition to the Security Deposit and as security hereunder, Tenant shall deliver to Landlord, concurrently with Tenant's execution of this Lease, an irrevocable letter of credit in the amount of Two Million Two Hundred Thousand Dollars ($2,200,000.00). Said letter of credit shall be in form and with the substance of Exhibit F attached hereto, and issued by Silicon Valley Bank (or such other financial institution acceptable to Landlord in its sole and absolute discretion). The letter of credit shall provide for automatic yearly renewals throughout the Term of this Lease, as the same may be extended. In the event (i) the issuer of the letter of credit elects not to renew the letter of credit beyond the then-current expiration date thereof, or (ii) the letter of credit includes a final expiration date that precedes the date which is thirty (30) days beyond the then-scheduled Expiration Date of this Lease, then, in either instance, unless Tenant provides Landlord with a replacement letter of credit satisfying the requirements of this Section
4.4 at least fifteen (15) days prior to such then-current expiration date or final expiration date, as applicable, of the letter of credit, Landlord shall be entitled to draw upon the letter of credit in full and thereafter hold such funds as security for full and faithful performance of Tenant's obligations under this Lease (and, upon such draw, such funds shall be automatically added to the Security Deposit described in Section 4.3 above and shall thereupon be held by Landlord in accordance with and subject to the terms and conditions of said Section 4.3 as if such funds were part of the original Security Deposit provided to Landlord under this Lease); provided however, that upon Tenant's replacement of the expired letter of credit with a letter of credit satisfying the obligations set forth herein, such funds shall be returned to Tenant by Landlord promptly following Landlord's receipt of such replacement letter of credit. Upon any default by Tenant which has not been cured within the applicable time period, including specifically Tenant's failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, Landlord shall be entitled to draw upon said letter of credit in the amount of the default(s) by the issuance of Landlord's sole written demand to the issuing financial institution. Any such draw shall be without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default. If any portion of the letter of credit is drawn after a default by Tenant, Tenant shall within five (5) days after written demand by Landlord restore the letter of credit. In the event that (i) Tenant has not been in default under the Lease (beyond the expiration of any applicable cure period) at any time during the Term hereof, and (ii) Tenant has not at any time been more than five (5) days late with respect to any payments of rent due under the Lease during the applicable twelve (12)-month period which precedes each of the following dates for reductions to the letter of credit, then upon the written request of Tenant, Landlord shall authorize in writing consecutive reductions to the principal amount of the letter of credit, each of such reductions in the amount of Four Hundred Forty Thousand Dollars ($440,000.00), upon the expiration of the twelfth
(12th), twenty-fourth (24th), thirty-sixth (36th), forty-eighth (48th), and the sixtieth (60th) months during the Term. In addition, in the event that: (A) Tenant has not been in default under the Lease (beyond the expiration of any applicable cure period) at any time during the Term hereof, (B) Tenant has not at any time been more than five (5) days late with respect to any payments of rent due under the Lease during the prior twelve (12) month period, and (C) Tenant shall demonstrate by the delivery to Landlord of its audited financial Statements that Tenant has then achieved four consecutive quarters of positive net income and a tangible net worth in excess of Twenty Million Dollars ($20,000,000.00) (as determined by generally accepted accounting principles, consistently applied, and issued by a nationally recognized accounting firm), then, upon written request of Tenant, given at any time after the date which is thirty-six (36) months following the Commencement Date, Landlord shall authorize a full exoneration and release of the letter of credit.

                                 ARTICLE V. USES

        SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably interfere with the rights of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function (to the extent such rules and regulations are provided to Tenant). Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall comply at its expense with all present covenants, conditions, easements or restrictions now affecting or encumbering the Building and/or Project, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof, and any amendments or modifications thereto which do not materially derogate the rights of Tenant or materially increase the obligations of Tenant hereunder. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure

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

to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant's noncompliance.

        SECTION 5.2 SIGNS. Provided Tenant continues to occupy the entire Premises, Tenant shall have the exclusive right to two (2) exterior "Building top" signs on the Building and to place its sign upon the existing signage monument for the Building, subject to Landlord's right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below). Except as provided in the foregoing or as otherwise approved in writing by Landlord, in its sole discretion, Tenant shall have no right to maintain identification signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written approval prior to installation (which approval may not be unreasonably withheld), any covenants, conditions or restrictions encumbering the Premises, Landlord's signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria"), and any applicable municipal or other governmental permits and approvals. Tenant acknowledges having received and reviewed a copy of the current Signage Criteria for the Project. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof. If Tenant fails to maintain its sign, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's expense.

        SECTION 5.3 HAZARDOUS MATERIALS.

               (a) For purposes of this Lease, the term "Hazardous Materials" includes (i) any "hazardous materials" as defined in Section 25501(n) of the California Health and Safety Code, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of permitted levels set forth in any federal, California or local law or regulation pertaining to any hazardous or toxic substance, material or waste.

               (b) Except for those Hazardous Materials identified on the Environmental Questionnaire approved by Landlord prior to the execution of this Lease, Tenant shall not cause or knowingly permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of all such products. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs reasonably incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand; however, Tenant shall have no obligation to reimburse Landlord for any costs incurred in connection with any environmental consultant retained by Landlord pursuant to this Section unless Tenant shall be in default under this Section
5.3 and such costs are covered by Tenant's indemnity contained in this Section 5.3.

               (c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, if any, which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage, release and/or disposal of Hazardous Materials.

               (d) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

               (e) If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or
(iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent (not to be unreasonably withheld), take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building and the Project and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, specifically including without limitation the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease. If Landlord at any time discovers that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises or the Project or any other real or personal property owned by Landlord to the "Condition Substantially Existing" (as hereinafter defined) prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and to return the Premises, Project and/or other real or personal property owned by Landlord, as applicable, to the Condition Substantially Existing prior to the introduction of such Hazardous Materials, as required by such plan and this Lease. As used herein, the term "Condition Substantially Existing" shall mean that condition of the Project, Premises and/or other real or personal property owned by Landlord, as applicable, which is both: (i) in compliance with all applicable laws, rules, regulations and/or the agreement, consent, decree or other compromise of, or with, a governmental agency having jurisdiction with respect to such Hazardous Materials, and (ii) allows Landlord to market, re-lease, sell and/or finance and refinance the Project, Premises and/or such real or personal property owned by Landlord, as applicable, without a material devaluation thereof as, and assuming no substantial change in use thereof from, a first-class business project. The provisions of this subsection (e) shall expressly survive the expiration or sooner termination of this Lease.

               (f) If the release of any Hazardous Materials on, under, from or about the Premises or the Project caused by Landlord, its authorized agents or employees, and not introduced by Tenant, its agents, employees, contractors, licensees, or invitees results in (i) injury to any person, or (ii) injury to or any contamination of the Premises or the Project at levels which require clean-up or remediation under applicable laws, Landlord, at its expense (which shall not be included in Operating Expenses), shall promptly take all actions necessary to return the Premises and the Project to the condition existing prior to the introduction of such Hazardous Materials, or to such condition as is satisfactory to all governmental agencies asserting jurisdiction, and to remedy or repair any such injury or contamination, including, without limitation, any clean-up, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney's fees) of defending Tenant (with attorneys reasonably acceptable to Tenant) from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord. Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention.

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

               (g) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit C attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit C, nor with respect to any Hazardous Materials which Tenant proves were not caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention. Except as disclosed in this Section 5.3(g) (and/or as may otherwise be disclosed to Tenant in writing), Landlord represents that, to the best of its actual knowledge without duty of inquiry or investigation whatsoever, there are no Hazardous Materials in or about the Premises which are in violation of any applicable federal, state or local law, ordinance or regulation.

               (h) The obligations on the part of Landlord contained in Section 5.3(g) above are personal to Landlord and shall not be binding on, nor inure against any successor in interest to Landlord as of the owner of the Premises, including without limitation, any lender acquiring the Premises by foreclosure of its mortgage or deed of trust or deed in lieu of foreclosure. The obligations on the part of Landlord contained in Section 5.3(f) above shall be binding on Landlord and each successor-in-interest to Landlord as of owner of the Premises (including, without limitation, any lender acquiring the Premises by foreclosure of its mortgage or deed of trust or deed in lieu of foreclosure) only to the extent of releases of Hazardous Materials caused by Landlord and any successor-in-interest to Landlord during their respective periods of ownership of the Premises.

                       ARTICLE VI. COMMON AREAS; SERVICES

               SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon; provided, however, Tenant shall not be obligated to pay directly for any utilities, water, gas, electricity, sewer, heat, light, power, janitorial service, landscape maintenance, etc. to the extent such costs are billed to Tenant as Operating Expenses for the Project. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and except as expressly provided in the next succeeding paragraph of this Section 6.1, no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord. In exercising Landlord's right of free access to all mechanical and electrical installations, Landlord shall not unreasonably interfere with Tenant's use and enjoyment of the Premises.

               Notwithstanding the foregoing, if as a result of the actions of Landlord, its authorized agents or employees, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC or electricity services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant's Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent. Any disputes concerning the foregoing shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease. The foregoing provisions shall not apply in case of damage to, or destruction of, the Premises, which shall be governed by the provisions of
Article XI of the Lease.

        SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Project. The term "Common Areas" shall mean all areas which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms and roof access entries, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant. Subject to the express provisions of this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year and HVAC service in the Building shall be available to Tenant twenty-four
(24) hours per day, three hundred sixty-five (365) days per year. Any disputes concerning the foregoing shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease. Landlord's operation, maintenance and repair of the Common Areas shall not unreasonably interfere with Tenant's use and enjoyment of the Premises.

        SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord in a reasonable and non-discriminatory manner. Landlord shall operate and maintain the Common Areas consistent with other first-class business projects in the area of the Project, in the manner Landlord may determine to be appropriate. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Building Costs, unless excluded under Section 4.2 or unless any particular cost incurred should be charged to a specific tenant of the Project in Landlord's reasonable, good faith judgment, in which case such cost shall be so charged. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Landlord. Tenant shall not be required to comply with any rules and regulations for the Project other than those attached to this Lease unless such rules and regulations are commercially reasonable and nondiscriminatory in content and application. Landlord's exclusive control, operation, maintenance and repair of the Common Area shall be subject to Tenant's parking rights contained in Section 6.4 below and to all other limitations contained in this Lease. Landlord agrees that any temporary closure of any portion of the Common Areas shall not unreasonably interfere with Tenant's intended use of the Premises, nor its reasonable access to or parking for the Premises.

        SECTION 6.4. PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 14 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Landlord will designate and Tenant may mark five (5) of such spaces near the main entrance of the Building as "Optical Micro Machines Reserved Parking." Tenant shall not use more parking spaces than the number set forth in Item 14 of the Basic Lease Provisions. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles, vans, mini-vans or pickup trucks. Tenant shall not knowingly permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows, knowingly or otherwise, any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no parking of any vehicles for longer than a forty-eight hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord, its agents, servants and employees. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; after the expiration of the initial one hundred eight
(108)-month Term of this Lease, to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for 24-hour periods, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas. Landlord agrees to enforce all parking rights and restrictions and rules and regulations for the Project on an equal and non-discriminatory basis. Tenant shall have no liability for non-compliance with the provisions of the Lease regarding parking other than with respect to Tenant's officers, directors and employees or persons under the control of Tenant, except for Landlord's towing rights herein provided.

        SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings (other than the Building), parking areas, and other Common Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises or the Common Areas, including parking facilities.

                      ARTICLE VII. MAINTAINING THE PREMISES

        SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall comply with all applicable laws and governmental regulations governing the Premises and make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, including without limitation the electrical and mechanical systems, any air conditioning, ventilating or heating equipment which serves the Premises, all walls, glass, windows, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment; provided, however, Tenant shall have no obligation to repair, maintain or replace the roof, foundations, footings, structural systems, exterior glass, sky lights, sky light seals, window seals and vents, electrical, plumbing, sewer and other utility lines outside the Premises, landscaping, walkways, fencing, parking areas, exterior lighting or exterior surfaces of exterior walls of the Building, and washing of exterior windows, all of which obligations shall be the sole responsibility of Landlord as

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

provided in Section 7.2 below, subject to the terms of said Section 7.2 (including, without limitation, the provisions for "pass through" of such expenses as Building Costs as therein provided). Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. Tenant shall obtain preventive maintenance contracts from a licensed heating and air conditioning contractor to provide for regular inspection and maintenance of the heating, ventilating and air conditioning systems servicing the Premises, all subject to Landlord's approval. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord shall have the right at all times to inspect Tenant's maintenance of all equipment (including without limitation air conditioning, ventilating and heating equipment), and may impose reasonable restrictions and requirements with respect to repairs, as provided in
Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any repair or maintenance required hereunder on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord for all reasonable costs incurred upon submission of an invoice. Landlord agrees not to unreasonably withhold its approval of any preventive maintenance contracts or licensed contractors selected by Tenant with respect to Tenant's maintenance and repair obligations.

        SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR/TENANT'S "SELF-HELP". Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to the roof, foundations, and footings of the Building, all landscaping, walkways, parking areas, Common Areas, exterior lighting, and the exterior surfaces of the exterior walls and windows of the Building, except that Tenant at its expense shall make all repairs which Landlord-deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations or footings unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. Except as expressly provided in Sections 2.4 and 4.2(f) above, all reasonable costs of any maintenance and repairs on the part of Landlord provided hereunder shall be considered part of Building Costs. Landlord shall provide Tenant reasonable notice, oral or written, before commencing any repairs which are likely to materially interfere with Tenant's use of the Premises, the Building or the Common Area.

               If Landlord shall fail to perform any repair obligations required under this Lease within thirty (30) days following Tenant's written request for such repairs, or if Landlord shall fail to perform any repairs required under this Lease of an emergency condition within forty-eight (48) hours' written notice from Tenant, then Tenant may elect to make such repairs at Landlord's expense by complying with the following provisions. Before making any such repair, Tenant shall deliver to Landlord a notice for the need for such repair ("Self-Help Notice"), which notice shall specifically advise Landlord that Tenant intends to exercise its self-help right hereunder. Should Landlord fail, within ten (10) days following receipt of the Self-Help Notice (or within twenty-four (24) hours following notice in the event of necessary emergency repairs), to commence the necessary repair or to make other arrangements reasonably satisfactory to Tenant, then Tenant shall have the right to make such repair on behalf of Landlord. Landlord shall reimburse Tenant for the reasonable costs of such repairs within thirty (30) days following receipt of Tenant's invoice for such costs, provided that in no event shall Tenant have the right to offset Basic Rent or any other charges payable by Tenant hereunder against such costs. It is understood that such reimbursement obligation shall be personal to Landlord, and in no event shall any lender or other deed of trust holder succeeding to Landlord be liable for payment of any such amount. In the event that the work could affect the Building's structural, mechanical, electrical, heating, ventilating, air conditioning, life safety or plumbing components or systems, then Tenant shall use only those contractors whose names are furnished by Landlord for such work. If those contractors are unwilling or unable to perform the work, or if Landlord fails to furnish the names of its contractors to Tenant prior to the commencement of the work by Tenant, Tenant shall retain the services of qualified, reputable and licensed, bonded contractors with like experience in similar building systems. Tenant shall be responsible for obtaining any necessary governmental permits before commencing the repair work. Tenant shall be liable for any damage, loss or injury resulting from said work to the extent of Tenant's or its agent's, employee's or contractor's negligence. Any disputes regarding these self-help provisions shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease.

        SECTION 7.3. ALTERATIONS. Except for the Tenant Improvements, which shall be governed by the terms and conditions of the Work Letter, Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, but subject to the following provisions of this Section, Landlord's consent shall not be required for any alterations, additions or improvements to the Premises which cost less than Two Dollars ($2.00) per square foot of the improved portions of the Premises per year on a cumulative basis (the "Alteration Cap") and do not (i) affect the exterior of the Building or outside areas (which are not visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any change to the basic floor plan of the Premises, any change to any structural or mechanical systems of the Premises, or any governmental permit as a prerequisite to the construction thereof, or (iv) interfere in any manner with the proper functioning of or Landlord's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (v) diminish the value of the Premises. Landlord may impose, as a condition to its consent, any requirements that Landlord in its reasonable discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord (not to exceed one hundred fifty percent (150%) of the cost of the work), and requirements as to the manner, time, and contractor for performance of the work. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations (hereafter defined). Tenant understands and agrees that Landlord shall be entitled to a supervision fee in the amount of three percent (3%) of the cost of such work requiring a permit from the City of San Diego. If any governmental entity requires, as a condition to any proposed alterations, additions or improvements to the Premises by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas, then Tenant shall, at Tenant's sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors (including, if required by Landlord, Landlord's contractors) as Landlord may require in its sole discretion. Under no circumstances shall Tenant make any improvement which incorporates any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request and to repair any damage to the Premises arising from that removal. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant, Landlord shall be entitled to prompt reimbursement from Tenant for all costs incurred.

               As of the expiration or earlier termination of the Term, Landlord shall have the right to require Tenant to remove (i) any of the components of the initial Tenant Improvements to the Premises but only if Landlord notifies Tenant that such removal will be required at the time of Landlord's approval of the Preliminary Plan following a written request by Tenant as to whether or not Landlord will require such removal, and (ii) any subsequent alterations, additions or improvements, whether or not Landlord's consent was required, but only if Landlord's written consent was obtained and if, at the time of providing its consent following a written request by Tenant as to whether or not Landlord would require such removal, Landlord notified Tenant in writing that Tenant would have to remove such items upon the expiration of the Lease Term. Landlord and Tenant agree that Tenant shall have the right, upon expiration or termination of this Lease, to remove any and all phone systems, furniture, fixtures and other personal property which are not permanently affixed to the Premises or which may be removed without significant change to the Premises (including floor coverings, draperies, and/or removable shelves) that are installed in the Premises at Tenant's sole expense; provided, however, that Tenant shall, at its sole cost, repair any damage caused by such removal, reasonable wear and tear excepted.

        SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All reasonable and actual expenses so incurred by Landlord, including Landlord's reasonable attorney's fees, and any foreseeable consequential or other damages incurred by Landlord proximately caused by such lien, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days' prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

        SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon at least twenty-four (24) hours' prior written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.

        SECTION 7.6. COMMUNICATIONS EQUIPMENT. Landlord hereby grants to Tenant a non-exclusive license (the "License") to install, maintain and operate on the roof of the Building three (3) antenna/satellite dishes each not exceeding thirty-six (36) inches in height or twenty-four (24) inches in diameter (collectively, the "Antenna"), in accordance with and subject to the terms and conditions set forth below. The Antenna shall be installed at a location designated by Landlord and reasonably acceptable to Tenant ("Licensed Area"). The Licensed Area shall be considered to be a part of the Premises for all purposes under the Lease, and except as otherwise expressly provided in this
Section 7.6 all provisions applicable to the use of the Premises under the Lease shall apply to the Licensed Area and its use by Tenant.

               (1) The Term of the License shall be coterminous with this Lease;

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               (2) Tenant shall not be obligated to pay any license fee for the use of the Licensed Area pursuant to this Section 7.6 during the Term of this Lease.

               (3) Tenant shall use the Licensed Area only for the installation, operation, repair, replacement and maintenance of the Antenna and the necessary mechanical and electrical equipment to service said Antenna and for no other use or purpose. The installation of the Antenna and all equipment and facilities related thereto, including any required conduit from the Premises to the Antenna, shall be deemed to constitute an alteration subject to the provisions of Section 7.3 of the Lease, provided that Landlord shall not unreasonably withhold its approval of the same. Landlord may require appropriate screening for the Antenna as a condition of Landlord's approval of the installation of the Antenna. So long as Tenant leases the entire Building, Tenant may have access to the Licensed Area for such uses at all times. If Tenant no longer leases the entirety of the Building, Tenant may have access to the Licensed Area for such uses during normal business hours and at times upon reasonably prior notice to Landlord and shall reimburse Landlord for any reasonably out-of-pocket expenses incurred by Landlord in connection therewith;

               (4) The Antenna shall be used only for transmitting and/or receiving data, audio and/or video signals to and from Tenant's facilities within the Premises for Tenant's use, and shall not be used or permitted to be used by Tenant for purposes of broadcasting signals to the public or to provide telecommunications or other communications transmitting or receiving services to any third parties, provided, however, that the provisions of this paragraph (4) shall not be construed to prohibit Tenant from transmitting and/or receiving data, audio and/or video signals directly to and from its customers;

               (5) Landlord reserves the right upon reasonable prior written notice to Tenant to require either (a) the relocation of all equipment installed by Tenant to another location on the roof of the Building reasonably designated by Landlord, or (b) the removal of any and all of such equipment should Landlord reasonably determine that its presence results in material damage to the Building unless Tenant makes satisfactory arrangements to protect Landlord therefrom;

               (6) Tenant shall require its employees, when using the Licensed Area, to stay within the immediate vicinity thereof. In addition, in the event any communications system or broadcast or receiving facilities are operating in the area (other than on the roof of the Building), Tenant shall at all times during the term of the License conduct its operations so as to ensure that such system or facilities shall not be subjected to harmful interference as a result of such operations by Tenant. Upon notification from Landlord of any such interference, Tenant agrees to immediately take the necessary steps to correct such situation, and Tenant's failure to do so shall be deemed a default under the terms of this Lease.

               (7) During the term of the License, Tenant shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Landlord regarding the generation of electromagnetic fields. Should Landlord determine in good faith at any time that the Antenna poses a health or safety hazard to occupants of the Building, Landlord may require Tenant to make arrangements satisfactory to Landlord to mitigate such hazard or, if Tenant either fails or is unable to make such satisfactory arrangements, to remove the Antenna. Any claim or liability resulting from the use of the Antenna or the Licensed Area shall be subject to the indemnification provisions of this Lease applicable to Tenant's use of the Premises;

               (8) During the term of the License, Tenant shall pay all taxes attributable to the Antenna and other equipment owned and installed by Tenant, and Tenant shall assure and provide Landlord with evidence that the Licensed Area and Tenant's use thereof are subject to the insurance coverages otherwise required to be maintained by Tenant as to the Premises pursuant to Exhibit D;

               (9) Upon the expiration or sooner termination of the Lease, Tenant shall remove the Antenna and all related equipment and facilities, including any conduit from the Premises to the Antenna, from the Licensed Area and any other portions of the Building within or upon which the same may be installed, and shall restore the Licensed Area and all other areas affected by such removal to their original condition, reasonable wear and tear excepted, all at its sole cost and expense; and

               (10) The License is personal to Tenant and shall not be assignable in whole or in part, and any attempted assignment thereof without he consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion, shall immediately terminate the License. Notwithstanding the foregoing, Landlord's consent shall not be required with respect to an assignment of the License made in connection with an assignment of this Lease permitted to be made without Landlord's consent pursuant to Section 9.4 below, and Tenant may permit the use of this License by any subtenant subject to all of the terms and provisions of this Section 7.6, which terms and provisions shall be expressly incorporated by reference in any sublease for any subtenant which Tenant will permit to use the License.

            ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

        Tenant shall be liable for and shall pay all taxes and assessments levied against all personal property of Tenant located in the Premises, against all improvements to the Premises made by Landlord or Tenant which are above Landlord's Project standard in quality and/or quantity for comparable space within the Project ("Above Standard Improvements"), and against any alterations, additions or like improvements made to the Premises by or on behalf of Tenant. When possible Tenant shall cause its personal property, Above Standard Improvements and alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant's personal

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property, Above Standard Improvements and/or alterations are levied against
Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property, Above Standard Improvements and/or alterations of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant's Above Standard Improvements, alterations and personal property, Landlord's reasonable determination shall be conclusive.

                      ARTICLE IX. ASSIGNMENT AND SUBLETTING

        SECTION 9.1. RIGHTS OF PARTIES.

               (a) Notwithstanding any provision of this Lease to the contrary, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld or delayed, all in accordance with the provisions of Section 9.1.(b). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, any such assignment or subletting or attempted assignment or subletting shall constitute a material default of this Lease. Without limiting the foregoing, Landlord agrees that the use and occupancy of any portion of the Premises by any person performing office support services (such as mail room, copy center, shipping or travel service) or other services incidental to Tenant's permitted use on an outsource basis shall not constitute a sublease or other prohibited transfer of the Premises provided Tenant continues to occupy the remainder of the Premises. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

               (b) If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to
Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment, including a copy of the proposed assignment or sublease form; (iv) evidence of insurance of the proposed assignee or subtenant complying with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee or subtenant; and (vi) any other information reasonably requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (e) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease; (2) the proposed assignee or subtenant has not been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee's or subtenant's actions or use of the property in question and is not subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) at Landlord's election, insurance requirements shall be brought into conformity with Landlord's then current leasing practice; (4) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all information as Landlord may reasonably request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety
(90) days of the request for Landlord's consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord's consent, and/or a certification signed by the proposed subtenant or assignee that it has not been evicted or been in arrears in rent at any other leased premises for the 3-year period preceding the request for Landlord's consent; (5) any proposed subtenant or assignee demonstrates to Landlord's reasonable satisfaction a record of successful experience in business; (6) the proposed assignee or subtenant is not an existing tenant of the Project or a prospect with whom Landlord is negotiating to become a tenant at the Project; and (7) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. Tenant's exterior signage rights described in Section 5.2 of this Lease may be assigned in connection with an assignment of the Lease, but only if the name proposed for such Exterior Signage will not materially devalue the Project in Landlord's sole and absolute discretion.

                    If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within fifteen (15) business days following receipt of Tenant's written request, the information set forth above, and the fee set forth below.

               (c) Notwithstanding the provisions of Subsection (b) above, in lieu of consenting to a proposed assignment of this Lease or to any proposed subletting of an entire floor (or more than an entire floor) of the Premises,

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Landlord may elect to (i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant's interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name or the continuation of Tenant's business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Notwithstanding the foregoing, if Tenant provides notice to Landlord of its desire to sublease the Premises or a portion thereof or to assign this Lease, which notice shall state the terms on which Tenant proposes to sublet or assign, Landlord agrees that it will within fifteen (15) business days after its receipt of such notice either elect to utilize its rights under this subsection 9.1(c) on the basis of such notice, or waive its right to utilize its rights under this
Section 9.1(c) upon a sublet or assignment made within one hundred eighty (180) days after such notice on terms no less favorable to Tenant than those set forth in such notice. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant.

               (d) Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion, plus
(ii) Tenant's direct out-of-pocket costs such as tenant improvement or moving costs and brokerage commissions which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord's option, by Tenant. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this subsection.

               (e) Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500.00) if and when any transfer hereunder is requested by Tenant. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed assignee/sublessee, and Landlord shall not be obligated to commence such review and evaluation unless and until such fee is paid.

        SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

        SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

               (a) Each and every provision contained in this Lease (other than with respect to the payment of rent hereunder) is incorporated by reference into and made a part of such sublease, with "Landlord" hereunder meaning the sublandlord therein and "Tenant" hereunder meaning the subtenant therein.

               (b) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

               (c) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

        SECTION 9.4. CERTAIN TRANSFERS. The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business) or, if Tenant is a corporation, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, or partnership in the aggregate of fifty percent (50%) (except for publicly traded shares of stock constituting a transfer of fifty percent (50%) or more in the aggregate, so long as no change in the controlling interest of Tenant occurs as a result

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thereof) shall be deemed an assignment within the meaning and provisions of this
Article. Notwithstanding the foregoing, Landlord's consent shall not be required for the assignment of this Lease to any entity controlling or under common control with Tenant, or as a result of a merger, acquisition, consolidation or reorganization by or of Tenant with or into another entity or a sublease to any entity controlled by or under common control with Tenant (any of the foregoing successor entities and subtenants being herein referred to as a "Tenant Affiliate"), so long as (i) the net worth of the successor entity after such assignment (or in the case of an assignment to a Tenant Affiliate, the combined net worth of Tenant and such Tenant Affiliate) is at least equal to the greater of the net worth of Tenant as of the execution of this Lease by Landlord or the net worth of Tenant immediately prior to the date of such assignment, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such assignment, (ii) Tenant shall provide to Landlord, prior to such assignment, written notice of such assignment documentation and other information as Landlord may request in connection therewith, and (iii) all of the other terms and requirements of this Article shall apply with respect to such assignment, except for the terms and requirements of Section 9.1 which shall not apply to such assignment.

                       ARTICLE X. INSURANCE AND INDEMNITY

        SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

        SECTION 10.2. LANDLORD'S INSURANCE. Landlord shall provide the following types of insurance, in amounts and coverages as may be determined by Landlord in its reasonable discretion provided such amounts, coverages and deductibles are reasonable and comparable to coverages maintained on comparable properties in the area: "all risk" property insurance, subject to standard exclusions covering the Building and the Project, and commercial general liability coverage in amounts of not less than Two Million Dollars ($2,000,000.00) on an "occurrence" basis. Further, Landlord may, in its sole and absolute discretion, obtain coverage for such other risks as Landlord or its mortgagees may from time to time deem appropriate, including without limitation, coverage for leasehold improvements and/or earthquake and flood (provided, however, that the cost of earthquake and flood insurance shall not be included as an Operating Expense unless Landlord elects or is required to carry such coverage on the entire Project). Landlord shall not be required to carry insurance of any kind on Tenant's property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord's option, Landlord may self-insure all or any portion of the risks for which Landlord elects to provide insurance hereunder, provided, however, that in the event that Landlord transfers its fee interest in the Project including the Premises (other than to an entity affiliated with, controlled, controlling or under common control with Landlord, or in which Landlord retains an interest), such transferee shall demonstrate a financial net worth of at least Fifty Million Dollars ($50,000,000.00), and in the absence of such financial net worth, such transferee shall instead maintain insurance coverage as required by this Section
10.2 from third-party insurance carrier(s).

        SECTION 10.3. JOINT INDEMNITY.

               (a) To the fullest extent permitted by law, but subject to the express limitations on liability contained in Section 10.5 of this Lease, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, or from any negligence or willful misconduct of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. In cases of alleged negligence asserted by third parties against Landlord which arise out of, are occasioned by, or in any way attributable to Tenant's, its agents, employees, contractors, licensees or invitees use and occupancy of the Premises, or from the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees on Tenant's part to be performed under this Lease, or from any negligence or willful misconduct of Tenant, its agents, employees, licensees or invitees, Tenant shall accept any tender of defense for Landlord and shall, notwithstanding any allegation of negligence or willful misconduct on the part of the Landlord (but subject to the reimbursement provisions hereinafter provided), defend Landlord and protect and hold Landlord harmless and pay all costs, expenses and attorneys' fees incurred in connection with such litigation, provided that Tenant shall not be liable for any such injury or damage, and Landlord shall reimburse Tenant for the reasonable attorney's fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord. Upon Landlord's request, Tenant shall at Tenant's sole cost and expense, retain a separate attorney selected by Landlord and reasonably acceptable to Tenant to represent Landlord in any such suit if Landlord reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause a conflict of interest; provided, however, that to the extent and in the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord, Landlord shall reimburse Tenant for the reasonable legal fees and costs of the separate attorney retained by Tenant. The provisions of this Subsection 10.3(a) shall expressly survive the expiration or sooner termination of this Lease.

               (b) To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.4, 10.5 and 14.8 of this Lease), Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including, without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from the operation, maintenance or repair of the Common Areas, the Project and/or the Building by Landlord or its employees or authorized agents. In cases of alleged negligence asserted by third parties against Tenant which arise out of, are occasioned by, or in any way attributable to the maintenance or repair of the Common Areas, the Project or the Building by Landlord or its authorized agents or employees, Landlord shall accept any tender of defense for Tenant and shall, notwithstanding any allegation of negligence or willful misconduct on the part of Tenant (but subject to the reimbursement provisions hereinafter provided), defend Tenant and protect and hold Tenant harmless and pay all cost, expense and attorneys' fees incurred in connection with such litigation, provided that Landlord shall not be liable for any such injury or damage, and Tenant shall reimburse Landlord for the reasonable attorney's fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct of Tenant. Upon Tenant's request, Landlord shall at Landlord's sole cost and expense, retain a separate attorney selected by Tenant and reasonably acceptable to Landlord to represent Tenant in any such suit if Tenant reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause conflict of interest; provided, however, that to the extent and the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct or Tenant, Tenant shall reimburse Landlord for the reasonable legal fees and costs of the separate attorney retained by Landlord. The provisions of this Subsection 10.3(b) shall expressly survive the expiration or sooner termination of this Lease.

        SECTION 10.4. LANDLORD'S NONLIABILITY. Subject to the express indemnity obligations contained in Section 10.3(b) of this Lease, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for loss of or damage to any property or personal injury, or any other loss, cost, damage, injury or liability whatsoever resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. Notwithstanding any provision of this Lease to the contrary, including, without limitation, the provisions of
Section 10.3(b) of this Lease, Landlord shall in no event be liable to Tenant, its employees, agents, and invitees, and Tenant hereby waives all claims against Landlord, for loss or interruption of Tenant's business or income (including, without limitation, any consequential damages and lost profit or opportunity costs), or any other loss, cost, damage, injury or liability resulting from, but not limited to, Acts of God (except with respect to restoration obligations pursuant to Article XI below), acts of civil disobedience or insurrection, acts or omissions (criminal or otherwise) of any third parties (other than Landlord's employees or authorized agents), including without limitation, any other tenants within the Project or their agents, employees, contractors, guests or invitees. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business (including without limitation consequential damages and lost profit or opportunity costs) arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

        SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is required to be insured against under any "all risk" property insurance policies required by this Article X; provided however, that (i) the foregoing waiver shall not apply to the extent of Tenant's obligations to pay deductibles under any such policies and this Lease, and (ii) if any loss is due to the act, omission or negligence or willful misconduct of Tenant or its agents, employees, contractors, guests or invitees, Tenant's liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any "all-risk" property insurance policies required by this Article, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees. The provisions of this Section shall not limit the indemnification provisions elsewhere contained in this Lease.

                        ARTICLE XI. DAMAGE OR DESTRUCTION

        SECTION 11.1. RESTORATION.

               (a) If the Building is damaged, Landlord shall diligently repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair is not covered by Landlord's fire and extended coverage insurance (or, if Landlord is self-insuring, would not be covered by a standard all-risk policy, subject to standard exclusions), plus such additional amounts Tenant elects, at its option, to contribute, excluding

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

however the deductible (for which Tenant shall be responsible for Tenant's proportionate share); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; (iii) an event of default by Tenant has occurred and is continuing beyond any applicable cure period at the time of such damage; or (iv) the damage occurs during the final twelve (12) months of the Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate as of the date of that notice.

               (b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that so long as Tenant is not in default under this Lease beyond any applicable cure period, if, the damage is so extensive that Landlord reasonably determines that the Premises cannot, with reasonable diligence, be repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, earthquake faults, and other similar dangers) so as to allow Tenant's substantial use and enjoyment of the Premises within two hundred seventy (270) days after the date of damage, then Tenant may elect to terminate this Lease by written notice to Landlord within the sixty (60) day period stated in subsection (a).

               (c) Commencing on the date of any damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Building that is rendered unusable by the damage from time to time bears to the total floor area of the Building, but only to the extent that any rental abatement Insurance proceeds are received by Landlord therefor from Tenant's insurance described in Exhibit D.

               (d) Notwithstanding the provisions of subsections (a), (b) and
(c) of this Section, and subject to the provisions of Section 10.5 above, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

               (e) Tenant shall fully cooperate with Landlord in removing Tenant's personal property and any non-structural debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require. If damage or destruction rendering the Premises unusable occurs during the final twelve (12) months of the Lease Term or the final twelve (12) months of any extension period which cannot be repaired within sixty (60) days following such damage or destruction, Tenant shall have the option to terminate the Lease by providing Landlord written notification of Tenant's election to terminate within thirty (30) days after the damage occurs. For all purposes of this Section 11.1, damage to Tenant's parking areas and access to the Premises shall be deemed damage to the Building.

        SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law. Any disputes regarding the obligations of the parties under this Article XI shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease.

                           ARTICLE XII. EMINENT DOMAIN

        SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises which materially impairs Tenant's ability to conduct business from the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Premises is taken or sold in lieu of taking, and if Landlord elects to restore the Premises in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

        SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the

Premises shall belong-entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

        SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect. Any dispute regarding the substitution of parking spaces under this Section 12.3 shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease.

          ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

        SECTION 13.1. SUBORDINATION. At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease beyond any applicable cure period, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section. Any such subordination instrument presented for Tenant's signature shall be in form reasonably acceptable to Tenant and shall contain nondisturbance provisions for Tenant's benefit substantially in accordance with the provisions for Tenant's benefit set forth in this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above in form reasonably acceptable to Tenant), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease. The Building is currently subject to a deed of trust in favor of The Prudential Insurance Company of America, as beneficiary, and Landlord agrees that it will provide to Tenant a nondisturbance agreement in substantially the form attached hereto as EXHIBIT G within thirty (30) days after the date of this Lease.

        SECTION 13.2. ESTOPPEL CERTIFICATE.

               (a) Tenant shall, at any time upon not less than ten (10) business days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of the Premises.

               (b) Notwithstanding any other rights and remedies of Landlord, Tenant's failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's rental has been paid in advance.

        SECTION 13.3 FINANCIALS.

               (a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time upon Landlord's request, Tenant's current tax returns and financial statements, certified true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or Project (provided that any such purchaser shall agree to keep said Statements confidential), and to any encumbrancer of all or any portion of the Building or Project (provided that Landlord shall request that any such encumbrancer keep said Statements confidential).

               (b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission by any Statements to Landlord.

                       ARTICLE XIV. DEFAULTS AND REMEDIES

        SECTION 14.1. TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

               (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of three (3) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

               (b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord (except as provided under the express provisions of Article IX above).

               (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

               (d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII, where the failure continues for a period of three (3) days after written notice from Landlord to Tenant.

               (e) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

               (f) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

        SECTION 14.2. LANDLORD'S REMEDIES.

               (a) In the event of any default by Tenant, or in the event of the abandonment of the Premises by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

                    (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from
Tenant:

                         (1) The worth at the time of award of the unpaid rent
and additional rent which had been earned at the time of termination;

                         (2) The worth at the time of award of the amount by
which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                         (3) The worth at the time of award of the amount by
which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                         (4) Any other amount necessary to compensate Landlord
for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys' fees, and any other reasonable costs; and

                         (5) At Landlord's election, all other amounts in
addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                    (ii) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

               (b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant unless and until the default is cured by Tenant, it being understood and agreed that the performance by Landlord of its obligations under this Lease are expressly conditioned upon Tenant's full and timely performance of its obligations under this Lease. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

               (c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

        SECTION 14.3. LATE PAYMENTS.

               (a) Any rent due under this Lease that is not received by Landlord within five (5) days of the date when due shall bear interest at the rate of ten percent (10%) per annum not to exceed the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in a sum equal to the greater of five percent (5%) of the amount overdue or Two Hundred Fifty Dollars ($250.00) for each delinquent payment, provided that such late charge shall be waived for the initial late payment of any rent as and when due from Tenant. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

               (b) Following the third installment of rent that is not paid within five (5) days following notice of nonpayment from Landlord, Landlord shall have the option (i) to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check.

        SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of rent. Landlord shall provide Tenant with written notice and the appropriate cure period provided in the Lease before performing any act on behalf of Tenant and will provide Tenant with written request for any reimbursement payable under this Section 14.4.

        SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. If Landlord shall default in the performance of any of its obligations under the Lease (after notice and an opportunity to cure as provided herein), Tenant shall have the right to pursue any and all remedies available to it as set forth in this Lease, at law, or in equity, subject to the express limitations contained in this Lease.

        SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any event of default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

        SECTION 14.7. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

        SECTION 14.8. SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Project, and no action for any deficiency may be sought or obtained by Tenant.

        SECTION 14.9. LIMITATION OF ACTIONS AGAINST LANDLORD. Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within twelve (12) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred. The foregoing provisions, however, shall not be applicable to any claim, demand or right of Tenant arising from or related to any obligation on Landlord's part contained in Section 5.3 and/or 10.3(b) of this Lease.

                             ARTICLE XV. END OF TERM

        SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be the greater of (a) one hundred fifty percent (150%) of the Basic Rent for the month immediately preceding the date of termination for the initial two (2) months of holdover, and two hundred percent (200%) of the Basic Rent for the month immediately preceding the date of termination for each month of holdover thereafter, or (b) the then currently scheduled Basic Rent for comparable space in the Project. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender.

Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

        SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

        SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes (other than holes resulting from the hanging of pictures or other items of decoration, which Tenant shall not be obligated to patch and fill) and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section following ten (10) days' written notice from Landlord and failure to cure, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant's personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord's option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

                        ARTICLE XVI. PAYMENTS AND NOTICES

        All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in
Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises), or may be delivered by telegram, telex or telecopy, provided that receipt thereof is telephonically confirmed. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered twenty-four (24) hours after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them. Unless the Lease expressly provides otherwise, all payments shall be due and payable within ten (10) days of demand.

                       ARTICLE XVII. RULES AND REGULATIONS

        Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, and Project and Common Areas (if applicable). Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant's agents, employees, contractors, quests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling. Tenant's agreement to abide by, keep and observe all reasonable rules and regulations which Landlord may make shall be limited to those rules and restrictions which are consistently applied by Landlord to all tenants of the Project in a non-discriminatory manner.

                       ARTICLE XVIII. BROKER'S COMMISSION

        The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled. To the fullest extent permitted by law, Landlord agrees to indemnify, defend and hold harmless Tenant from and against any and all costs, expenses and liabilities for any compensation claimed by any broker, finder or agent employed or claiming to have been employed by Landlord in connection with the negotiation of this Lease.

                  ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

        In the event of any transfer of Landlord's interest in the Premises, the transferor shall thereupon be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer (but shall not be relieved of all such obligations accruing during its period of ownership of the Premises), provided that: (i) any funds held by the transferor in which Tenant has an interest (including, without limitation, the Security Deposit) shall be turned over by credit to the purchase price or otherwise, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law, and (ii) any such transferee shall assume, in writing, all non-accrued obligations of Landlord under this Lease. Notwithstanding the foregoing, no holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

                           ARTICLE XX. INTERPRETATION

        SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

        SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

        SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

        SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

        SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

        SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

        SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have. The failure of Tenant or Landlord to seek redress for violation of, or to insist upon the strict performance of, any term, covenant or condition of the Lease shall not be deemed a waiver of such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of the original violation, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of a party to insist upon the performance by the other party of its obligations in strict accordance with said terms. Any payment of rents or other sums hereunder by Tenant shall not, in and of itself, be deemed a waiver of any preceding breach by Landlord of any term, covenant or condition of this Lease, regardless of Tenant's knowledge of such preceding breach at the time of payment of such rent or other sums.

        SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant's reasonable control.

        SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

        SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

        SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

                      ARTICLE XXI. EXECUTION AND RECORDING

        SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

        SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

        SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

        SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

        SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

        SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

        SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

                           ARTICLE XXII. MISCELLANEOUS

        SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease, in conjunction with any public offering of Tenant's stock or if required by law to do so.

        SECTION 22.2. GUARANTY. [INTENTIONALLY OMITTED].

        SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

        SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Premises by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Premises is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether an event of default exists under such beneficiary's deed of trust.

        SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

        SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Building Costs.

        SECTION 22.7. JAMS ARBITRATION.

               (a) All claims or disputes between Landlord and Tenant arising out of, or relating to the Lease which either party is expressly authorized by a provision hereof to submit to arbitration, shall be decided by the JAMS/ENDISPUTE, or its successor, in San Diego, California ("JAMS"), unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. Any arbitration pursuant to this
Section 22.7 shall be decided within thirty (30) days of submission of JAMS. The decision of the arbitrator shall be final and binding on the parties. All costs associated with arbitration shall be awarded to the prevailing party as determined by the arbitrator.

               (b) Notice of the demand for arbitration by either party to the Lease shall be filed in writing with the other party to the Lease and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to the Lease shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Lease under which such arbitration is filed if (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

               (c) The agreement herein among the parties to the Lease and any other written agreement to arbitrate referred to herein shall be specifically enforceable under prevailing law.

        SECTION 22.8. TENANT'S LIEN. Landlord agrees that in the event Tenant obtains financing with regard to personal property or equipment installed by it within the Premises, Landlord shall upon the request of the lender providing such financing, execute and deliver to such lender a Consent of Landlord in substantially the form of EXHIBIT H attached hereto.

        SECTION 22.9. CONTINGENCY. Tenant understands and agrees that the effectiveness of this Lease is contingent upon the mutual execution of a lease surrender and termination agreement for the Premises between Landlord and Medtronic Interventional Vascular, a division of Medtronic, Inc., the current tenant in possession of the Premises for the termination of that certain lease between Landlord and MIV regarding the Premises (the "MIV Lease").

LANDLORD:                                    TENANT:

THE IRVINE COMPANY                           OPTICAL MICRO MACHINES, INC.
                                             a California corporation

By: /s/ Richard G. Sim                  By: /s/ Hus Tigli
    ----------------------------            -----------------------------------
Name:   Richard G. Sim,                      Name: Hus Tigli
Title:  Executive Vice President             Title: President & CEO

By: /s/ Nancy E. Trujillo                  By: /s/ Kathryn White
    ----------------------------            -----------------------------------
Name:   Nancy E. Trujillo                    Name: Kathryn White
Title:  Assistant Secretary                  Title: Asst. Corp. Sec.

        LEGAL APPROVAL

        /s/ Signature Illegible

                                [EXHIBIT OMITTED]

               [EXHIBIT DEPICTS A MAP OF 9410 CARROLL PARK DRIVE]

        INITIAL

        /s/ KATHRYN WHITE
        -----------------

        /s/ Signature Illegible

                                    EXHIBIT B

                THE IRVINE COMPANY - INVESTMENT PROPERTIES GROUP

                         HAZARDOUS MATERIAL SURVEY FORM

        The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group ("IPG") property. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

        If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

                        INSIGNIA/ESG OF CALIFORNIA, INC.
                             43 Discovery, Suite 120
                                Irvine, CA 92618

        Your cooperation in this matter is appreciated. If you have any questions, please call your property manager at (714) 753-4744 for assistance.

1.      GENERAL INFORMATION

        Name of Responding Company:
                                   ---------------------------------------------

        Check all that apply:       Tenant  ( )    Contractor    ( )
                                    Prospective   ( )    Existing       ( )

        Mailing Address:
                        --------------------------------------------------------

        Contact Person & Title:
                               -------------------------------------------------

        Telephone Number: ( )
                             ---------------------------------------------------

        Current TIC Tenant(s):

        Address of Lease Premises:
                                  ----------------------------------------------

        Length of Lease or Contract Term:
                                         ---------------------------------------

        Prospective TIC Tenant(s):

        Address of Proposed Lease Premises:
                                           -------------------------------------

        Address of Current Operations:
                                      ------------------------------------------

        Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.
                           -----------------------------------------------------

2. HAZARDOUS MATERIALS. For the purposes of this Survey Form, the term "hazardous material" means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded.

        2.1     Will any hazardous materials be used or stored on site?

                Chemical Products                   Yes    ( )    No     ( )
                Biological Hazards/
                Infectious Wastes                   Yes    ( )    No     ( )
                Radioactive Materials               Yes    ( )    No     ( )
                Petroleum Products                  Yes    ( )    No     ( )

        2.2 List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

                Location and Method

                Hazardous Materials             of Storage             Quantity
                -------------------             ----------             --------

                -------------------             ----------             --------

                -------------------             ----------             --------

        2.3 Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes ( ) No ( )

                If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

                ----------------------------------------------------------------

                ----------------------------------------------------------------

3. HAZARDOUS WASTE. For the purposes of this Survey Form, the term "hazardous waste" means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

        3.1 List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

                                       Location and Method

                Hazardous Waste        of Storage Prior to              Quantity
                ---------------        -------------------              --------
                                            Disposal

                ---------------        -------------------              --------

                ---------------        -------------------              --------

        3.2 Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

                                       Location of Disposal

                Hazardous Materials           Site              Disposal Method
                -------------------        ----------           ---------------

                -------------------        ----------           ---------------

                -------------------        ----------           ---------------

        3.3 Is any treatment or processing of hazardous, infections or radioactive wastes currently conducted or proposed to be conducted on the premise? Yes ( ) No ( )

                If yes, please describe any existing or proposed treatment methods.

        3.4 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

4.      SPILLS

        4.1 During the past year, have any spills or releases of hazardous materials occurred on the premises? Yes ( ) No ( )

                If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

                ----------------------------------------------------------------

                ----------------------------------------------------------------

        4.2 Were any agencies notified in connection with such spills? Yes ( ) No ( )

                If so, attach copies of any spill reports or other correspondence with regulatory agencies.

        4.3 Were any clean-up actions undertaken in connection with the spills? Yes ( ) No ( )

                If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

                ------------------------------------------------------------

                ------------------------------------------------------------

5.      WASTEWATER TREATMENT/DISCHARGE

        5.1     Do you discharge industrial wastewater to:

               _____storm drain?            _____sewer?
               _____surface water?          _____no industrial discharge

        5.2     Is your industrial wastewater treated before discharge?
                 Yes ( )  No ( )

                If yes, describe the type of treatment conducted.

                ----------------------------------------------------------------

        5.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6.      AIR DISCHARGES

        6.1 Do you have any air filtration systems or stacks that discharge into the air? Yes ( ) No ( )

        6.2 Do you operate any equipment that require air emissions permits? Yes ( ) No( )

        6.3 Attach copies of any air discharge permits pertaining to these operations.

7.      HAZARDOUS MATERIALS DISCLOSURES

        7.1 Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes ( ) No ( )

        7.2 Has your company prepared a Hazardous Materials Disclosure - Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes ( ) No ( )

                If so, attach a copy.

        7.3 Are any of the chemicals used in your operations regulated under Proposition 65?

                If so, describe the procedures followed to comply with these requirements.

                ----------------------------------------------------------------

                ----------------------------------------------------------------

        7.4 Is your company subject to OSHA Hazard Communication Standard Requirements? Yes ( ) No ( )

                If so, describe the procedures followed to comply with these requirements.

                ----------------------------------------------------------------

                ----------------------------------------------------------------

8.      ANIMAL TESTING

        8.1 Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ( ) No ( )

                If so, describe the activity.
                                             -----------------------------------

                ----------------------------------------------------------------

        8.2 Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ( ) No ( )

                If so, describe the activity.
                                             -----------------------------------

                ----------------------------------------------------------------

9       ENFORCEMENT ACTIONS, COMPLAINTS

        9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes ( ) No ( )

                If so, describe the actions and any continuing obligations imposed as a result of these actions.

                ----------------------------------------------------------------

                ----------------------------------------------------------------

        9.2 Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ( ) No ( )

        9.3 Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you?
                Yes ( ) No ( )

        9.4 If you answered "yes" to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same.

                ----------------------------------------------------------------

                ----------------------------------------------------------------

By:
   ----------------------------------
        Name:
             ------------------------
        Title:
              -----------------------
        Date:
             ------------------------

                                    EXHIBIT C

                             LANDLORD'S DISCLOSURES

Landlord's latest Phase I Environmental Site Assessment covering the leased Premises does not disclose any recognized environmental condition on the subject site, and reports that there appears to be a low potential for environmental impairment to the subject site due to current or past land usage or from surrounding properties.

                                                                         INITIAL

                                                         /s/ KATHRYN WHITE
                                                         -----------------------

                                                         /s/ Signature Illegible

                                    EXHIBIT D

                               TENANT'S INSURANCE

        The following standards for Tenant's insurance shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to those standards. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

        1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to personal injury, owned and nonowned automobile, blanket contractual, independent contractors, broad form property damage (with an exception to any pollution exclusion with respect to damage arising out of heat, smoke or fumes from a hostile fire), fire and water legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), and severability of interest, which policy(ies) shall be written on an "occurrence" basis and for not less than the amount set forth in Item 13 of the Basic Lease Provisions, with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder's all-risk insurance, in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "all risk" form in general use in the county in which the Premises are situated, insuring Tenant's leasehold improvements, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) rental abatement insurance in amounts satisfactory to cover at least nine (9) months of interruption of Basic Rent payable under this Lease. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

        2. In the event Landlord consents to Tenant's use, generation or storage of Hazardous Materials on, under or about the Premises other than those Hazardous Materials identified on the Environmental Questionnaire approved by Landlord prior to execution of this Lease, then Landlord shall have the continuing right to require Tenant, at Tenant's sole cost and expense (provided the same is available for purchase upon commercially reasonable terms), to purchase insurance specified and approved by Landlord, with coverage not less than Two Million Dollars ($2,000,000.00), insuring (i) any such Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord's officers, directors, shareholders, agents, employees and representatives, arising from such Hazardous Materials.

        3. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D containing a deductible exceeding Five Thousand Dollars ($5,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment of all deductibles.

        4. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a Best's rating of not less than "A" subject to final acceptance and approval by Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy, so long as (i) the Premises are specifically covered (by rider, endorsement or otherwise), and (ii) the policy otherwise complies with the provisions of this Exhibit D. A true and exact copy of each paid up policy evidencing the insurance (appropriately authenticated by the insurer) or a certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty
(30) days prior to the expiration of the coverage. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

        5. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses satisfactory to Landlord: (i) a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant except as to workers' compensation insurance; (ii) a provision including Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions, and any other parties in interest designated by Landlord as an additional insured, except as to workers' compensation insurance; (iii) a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iv) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord twenty (20) days prior written notice.

        6. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.
                                                                         INITIAL

                                                         /s/ Kathryn White
                                                         -----------------------

                                                         /s/ Signature Illegible

                                    EXHIBIT E

                              RULES AND REGULATIONS

        This Exhibit sets forth the rules and regulations governing Tenant's use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

        1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

        2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building, except as permitted by Landlord.

        3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

        4. Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

        5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

        6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord (which consent shall not be unreasonably withheld or delayed). The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed).

        7. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any illegal purposes.

        8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

        9. No animals shall be permitted at any time within the Premises.

        10. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

        11. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same.

        12. No equipment of any type shall be placed on the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

                                    1                                   08/02/96

        13. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed).

        14. No aerial antenna shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed). Any aerial or antenna so installed without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of the Tenant, and Tenant shall upon Landlord's demand pay a removal fee to Landlord of not less than $200.00.

        15. The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the location designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash container or enclosures. The burning of trash, refuse or waste materials is prohibited.

        16. Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may reasonably require.

        17. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed). In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.

        18. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

               Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

                                                                         INITIAL

                                                         /s/ Kathryn White
                                                         -----------------------

                                                         /s/ Signature Illegible

                                    EXHIBIT F

                      IRREVOCABLE STANDBY LETTER OF CREDIT

                                   Number:
                                          ------------------
                                   Date:
                                        --------------------
                                   Amount:
                                          ------------------
                                   Expiration:
                                              --------------

           BENEFICIARY                                         ACCOUNT PARTY

           The Irvine Company                                 --------------
           550 Newport Center Drive                           --------------
           Newport Beach, CA 92660                            --------------

We hereby issue our Irrevocable Letter of Credit No. _____ in favor of The Irvine Company, and its successors and assigns for the account of __________. We undertake to honor your draft or drafts, delivered to us from time to time, for any sum or sums not to exceed a total of __________ ($___________) in favor of said beneficiary when accompanied by the draft described below and a letter from an officer of The Irvine Company or such successor or assign that states as follows: "The "Landlord" under the Lease pursuant to which this letter of credit was issued is authorized to draw upon this Letter of Credit in the amount of the accompanying draft according to the terms of its lease agreement with the Account Party as 'Tenant'."

It is a condition of this letter of credit that it shall remain enforceable against us for a period of _________ from this date and further, that it shall be deemed automatically extended for successive one-year periods without amendment thereafter unless thirty (30) days prior to the expiration date set forth above, or within thirty (30) days prior to the end of any yearly Anniversary Date thereafter, you shall receive our notice in writing by certified mail, return receipt requested, that we elect not to renew this letter of credit for any subsequent year. We shall reissue this letter of credit to a new party which is a successor or assign upon written request by The Irvine Company or such successor or assign accompanied by a certificate that the Lease pursuant to which this letter of credit was issued was assigned to such party.

The draft must be marked "Drawn under _________ Letter of Credit No. _________ dated ______."____

There are no other conditions of this letter of credit. Except so far as otherwise stated, this credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision, International Chamber of Commerce, Publication No. 400).

-------------------------------

-------------------------------

By:
   ----------------------------


By:
   ----------------------------

                                    EXHIBIT G

                                                       Prudential Loan No. _____

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT ("Agreement") made as of the _____ day of ____, 2000, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (together with its successors or assigns in interest, collectively "Lender") and __________ ("Tenant").

                                    RECITALS

A. Lender is the owner and the holder of a loan evidenced by a promissory note (the "Note") dated ____ in the face amount of $_____. The Note is secured by a [HERE INSERT THE NAME OF THE SECURITY INSTRUMENT] (the "Mortgage") dated the same date as said Note, and recorded at [INSERT RECORDING INFORMATION] of the Real Property Records of _____, covering the real property described therein (the "Mortgaged Premises").

B. Tenant is the tenant under that certain Lease Agreement dated _________ (the Lease"), between Tenant and _____________________ as landlord (said landlord and its successors and assigns under the Lease hereinafter called "Landlord"), covering all or part of the Mortgaged Premises as set forth under the Lease (hereinafter called the "Demised Premises").

C. Tenant and Lender desire to confirm their understanding with respect to the Lease and the Mortgage.

        THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, Lender and Tenant agree as follows:

        1. Subordination. The Lease is now, and will at all times and for all purposes be, subject and subordinate, in every respect, to the Mortgage, with the provisions of the Mortgage and this Agreement controlling over the provisions of the Lease. The Lease is subordinate and subject, in each and every respect, to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage, (collectively a "Modification"), and all other loan documents securing the Note, provided that any and all Modifications shall nevertheless be subject to the terms of this Agreement.

        2. Non-Disturbance. So long as Tenant complies with all of the terms, provisions, agreements, covenants, and obligations set forth in the Lease, Tenant's possession of the Demised Premises under said Lease shall not be disturbed or interfered with by Lender.

        3. Attornment. If Lender or any other party succeeds to the interest of Landlord under the Lease in any manner, including but not limited to foreclosure, exercise of any power of sale, succession by deed in lieu or other conveyance (a "Succession"), Tenant will attorn to and be bound to such party (whether Lender or another party) upon such Succession and will recognize Lender or such other party as the landlord under the Lease. Such attornment is effective and self-operative without the execution of any further instrument. Tenant, upon request, will sign and deliver any instruments reasonably requested to evidence such attornment. Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure or trustee's sale.

        4. Limitation On Lender's Liability. Upon any Succession, Lender shall not be (a) liable for any act or omission of the Landlord under said Lease, (b) subject to any offsets or defenses which Tenant may have against the Landlord arising or occurring prior to the Succession, (c) bound by any rent or additional rent which Tenant may have paid to Landlord for more than the current month, (d) bound by any amendment or modification of the Lease made without Lender's prior written consent, (e) liable for any security deposit paid by Tenant to Landlord unless such deposit is delivered to Lender, (f) liable for or obligated to pay for repairs, replacements, damages or allowances not made, performed or paid by the Landlord if such performance or payment was due prior to the Succession, or (g) liable for the payment of any leasing commissions, the triggering event for which arose or occurred prior to the Succession. Any reference to Landlord includes all prior landlords under the Lease. Neither Lender nor any party taking under a Succession shall be liable for the performance of the obligations of the Landlord under the Lease, except for those obligations which arise during the period of Lender's or such entity's or person's ownership of the Mortgaged Premises.

        5. Tenant's Warranty. Tenant warrants to Lender, as of the date hereof, that (a) attached is a true, correct and complete copy of the Lease, (b) there are no known defaults on the part of Landlord, (c) the Lease is a complete statement of the agreement of the parties with respect to the leasing of the Demised Premises, (d) the Lease is validly executed by Tenant and in full force and effect, and (e) all conditions to the effectiveness or continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied. Tenant acknowledges and warrants to Lender that it has not subordinated the Lease or any of its rights under the Lease to any lien or mortgage other than the Mortgage.

        6. Lender Cure Rights. Thirty (30) days before exercising any of its rights and remedies under the Lease for a landlord default, Tenant will send written notice to Lender at Suite 1400, Two Ravinia Drive, Atlanta, Georgia 30346, referencing Loan Number _____ by certified mail, return receipt requested, of the occurrence of any default by Landlord and will specify with reasonable clarity the events constituting such default. If the referenced default would entitle Tenant to cancel the Lease or abate the rent payable thereunder, no such cancellation or abatement of rent will be effective unless Lender receives notice in the form and manner required by this Paragraph 6 and fails (a) within thirty (30) days of the date of the receipt of such notice by Lender to cure or cause to be cured any default which can be cured by the payment of money and (b) to cure or caused to be cured within sixty (60) days of the receipt of such notice any default which cannot be cured by the payment of money ("Non-Monetary Default"); provided, however, that if the Non-Monetary Default is not capable of cure within such sixty-day period, no cancellation or abatement by Tenant will be effective as to Lender unless Lender fails within the original sixty (60) day period to commence and diligently prosecute the cure of such default to completion. Tenant will accept cure of any Landlord default by Lender.

        7. Rent Payment. Immediately upon written notice to Tenant (a) that Lender is exercising its rights under the Mortgage or any other loan documents acting to secure the Note following a default under the Loan, or (b) of Lender's succeeding to the Landlord's interest under the Lease, Tenant agrees to pay all rents due under the Lease directly to Lender (in accordance with the Lease).

        8. Complete Agreement. This Agreement supersedes, as between the parties hereto, all of the terms and provisions of the Lease which are inconsistent herewith.

        9. No Oral Modification/Binding Effect. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

        10. Laws. This Agreement shall be construed in accordance with the laws of the State where the Mortgaged Premises are located.

        11. Automatic Amendment of Lease. Upon a Succession, the Lease is automatically amended as follows:

        a. Hazardous Materials. All representations, warranties, indemnities or hold harmless provisions in favor of Tenant from Landlord dealing with the presence, use, transportation, disposal, contamination, exposure to or in any way arising out of hazardous or toxic materials, chemicals or wastes ("Hazardous Materials") are deleted as to Lender. Lender, however, as Landlord, covenants and agrees to (a) comply with all laws governing Hazardous Materials ("Hazardous Materials Laws"), (b) store, use and dispose of all Hazardous Materials at the Mortgaged Premises in accordance with all applicable Hazardous Materials Laws, and (c) remove, remediate and/or clean up, as applicable, in accordance with all applicable Hazardous Materials Laws, all Hazardous Materials at the Mortgaged Premises (to the extent not caused by Tenant or its employees, contractors or agents) impairing Tenant's use or access to the Demised Premises.

        b. Insurance. Tenant will at all times carry comprehensive general liability coverage for its activities and operations at the Demised Premises, listing Lender and Landlord as additional insureds, in such coverage amounts as are required by the Lease but in no event less than One Million Dollars. Lender will have no liability to Tenant for any indemnity or hold harmless provision under the Lease where Lender is otherwise covered by Tenant's comprehensive general liability coverage(s) as carried by Tenant or which Tenant is required to carry under the Lease. All insurance required to be carried by Landlord under the Lease may be effected by Lender by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds and with such deductibles as Lender may from time to time determine. Tenant has no rights in any policy or policies maintained by Lender.

                c. [INSERT ADDITIONAL AMENDMENTS.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                                              LENDER:

                                              THE PRUDENTIAL INSURANCE
                                              COMPANY OF AMERICA
ATTEST:

                                              By:
------------------------                         -------------------------------
Assistant Secretary                           Name Printed:
                                                           ---------------------
                                              Title: Vice President
                                                      --------------------------

                                                     (Corporate Seal)

                                              TENANT:
                                              [TENANT'S NAME].
ATTEST:

                                              By:
-----------------------                          -------------------------------
Secretary                                     Name Printed:
                                                           ---------------------
                                              Title:
                                                    ----------------------------

                                                     (Corporate Seal)

                                    EXHIBIT H

                               CONSENT OF LANDLORD

TO:
   ------------------------
   ------------------------
   ------------------------
          ("Lessor")

        Reference is made to that certain lease of personal property/equipment (the "Equipment Lease") dated _______________, 19 _____ between Lessor and _______________ _______________ ("Lessee"), which Lessee is currently a tenant of the undersigned ("Landlord") in those premises located at (including suite number): _______________________________ (the "Premises").

        The Equipment Lease covers personal property/equipment described as follows: _________________________________ (the "Personalty").

        The undersigned Landlord hereby agrees that:

        1. The Personalty may be installed in or affixed to the Premises in accordance with the provisions of that lease agreement ("Premises Lease") for the Premises executed by Landlord and Lessee, it being understood that the Personalty shall remain personal property as between the Landlord and Lessor.

        2. Landlord disclaims any interest superior to that of Lessor in the Personalty (but only in such property) and authorizes Lessor to remove same during normal business hours in accordance with the Equipment Lease, provided that (a) Lessor provides Landlord with not less than ten (10) days' prior written notice at the below address before entering the Premises to remove any of the Personalty and (b) Lessor shall repair all structural or other damage to the Premises caused by such removal.

        3. In the event of the termination of the Premises Lease, Lessor agrees to remove the Personalty in accordance with Paragraph 2 above within fifteen
(15) days following written notice by the undersigned to Lessor sent to the address first set forth above. Should Lessor fail to cause such removal, the undersigned may deal with such Personalty in accordance with the terms of the Premises Lease or as otherwise provided by law.

        4. Lessee acknowledges that the undersigned may admit Lessor into the Premises pursuant hereto following request by Lessor and irrespective of any protest or objection by Lessee, and Lessee hereby irrevocably consents to such entry. Lessee further waives any right to hold the undersigned, or any of its officers, employees or agents, liable for any damage, cost or expense resulting from any entry by Lessor, and agrees to indemnify and hold the undersigned free and harmless from any such claim of liability asserted by an employee, agent, subtenant or assignee of Lessee. In addition, Lessee agrees that any such entry shall not constitute a constructive eviction under its lease of the Premises.

        5. This document shall be governed by California law, and any legal action between the undersigned and Lessor pursuant hereto shall be brought in the state courts of California.

        Executed as of ____________________, 19 _____.

LANDLORD:

THE IRVINE COMPANY,
a Delaware corporation

By:
   ----------------------------------------
        Robert E. Williams, Jr., President
        Irvine Industrial Company,
        a division of The Irvine Company

By:
   ----------------------------------------
        Nancy E. Trujillo
        Assistant Secretary

The foregoing is accepted and agreed to by Lender and Lessee.

LENDER:                                                LESSEE:
-----------------                                      ----------------------
-----------------                                      ----------------------
-----------------                                      ----------------------

                                    EXHIBIT X

                                   WORK LETTER

                                DOLLAR ALLOWANCE
                            [SECOND GENERATION SPACE]

The Tenant Improvement work (herein "Tenant Improvements") shall consist of any work required to complete the Premises pursuant to approved plans and specifications. All of the Tenant Improvement work shall be performed by a contractor selected by Tenant and approved by Landlord and in accordance with the procedures and requirements set forth below.

I.      ARCHITECTURAL AND CONSTRUCTION PROCEDURES

        A. Tenant and Landlord have approved, or shall approve within the time period set forth below, both (i) a detailed space plan for the Premises, prepared by Tenant's space planner or architect, which includes interior partitions, ceilings, interior finishes, interior office doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements ("Preliminary Plan"), and (ii) an estimate, prepared by Tenant's contractor, of the cost for which Tenant will complete or cause to be completed the Tenant Improvements ("Preliminary Cost Estimate"). Landlord shall approve or disapprove each of the Preliminary Plan and the Preliminary Cost Estimate by signing copies of the appropriate instrument and delivering same to Tenant within five (5) working days of its receipt by Landlord. If Landlord disapproves any matter, Landlord shall specify in detail the reasons for disapproval and Tenant shall attempt to modify the Preliminary Plan and the Preliminary Cost Estimate to incorporate Landlord's suggested revisions in a mutually satisfactory manner. In all events, however, Tenant shall submit the Preliminary Plan and Preliminary Cost Estimate no later than the date set forth in Item 15 of the Basic Lease Provisions ("Delivery Date"), it being understood that Tenant's failure to do so shall constitute a "Tenant Delay" for purposes of this Lease.

        B. Except as specified in the Preliminary Plan or otherwise authorized by Landlord, the Tenant Improvements shall incorporate Landlord's building standard materials and specifications as previously submitted by Landlord to Tenant in writing, if any ("Standards"). No deviations from the Standards shall be permitted, provided that Landlord may, in its sole discretion, authorize in writing one or more of such deviations shall be part of "Tenant's Contribution" (as hereinafter defined). Landlord shall in no event be required to approve any deviations from the Standards ("Non-Standard Improvements") if Landlord reasonably determines that such improvement (i) is of a lesser quality than the corresponding Standard, (ii) fails to conform to applicable governmental requirements, (iii) requires building services beyond the level normally provided to other tenants, or (iv) would have an adverse aesthetic impact from the exterior of the Premises.

        C. Upon Landlord's approval of the Preliminary Plan and Preliminary Cost Estimate Tenant's architect and engineers shall prepare working drawings and specifications ("Working Drawings and Specifications"), and Tenant's contractor shall prepare a final construction cost estimate ("Final Cost Estimate") for the Tenant Improvements in conformity with the Working Drawings and Specifications. The Final Cost Estimate and the Working Drawings and Specifications shall be delivered to Landlord for landlord's approval, which shall not be unreasonably delayed, conditioned or withheld. Landlord shall have five (5) working days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate. Landlord shall not unreasonably withhold or delay its approval, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary Plan or Preliminary Cost Estimate. In no event shall Tenant disapprove the Final Cost Estimate if it does not exceed the approved Preliminary Cost Estimate. Should Landlord disapprove the Working Drawings and Specifications and the Final Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. Any revision requested by Landlord and accepted by Tenant shall be incorporated into a revised set of Working Drawings and Specifications and Final Cost Estimate, and Landlord shall approve same in writing within five (5) business days of receipt without further revision. Without limiting the rights of Tenant for Landlord Delay's as set forth herein, in the event Landlord has not approved or disapproved both the Working Drawings and Specifications and the Final Cost Estimate within fifteen (15) days following the date of receipt thereof from Tenant, then Landlord shall be deemed to have approved such Working Drawings and Specifications and Final Cost Estimate.

        D. In the event that Tenant requests in writing a revision in the approved Working Drawings and Specifications ("Change"), Landlord shall approve or disapprove such change order in writing within three (3) business days following its receipt from Tenant. Tenant shall pay any increase in the Completion Cost resulting from such Change. Landlord shall have the right to decline Tenant's request for a Change for any of the reasons set forth in Article I.B above for Landlord's approval of a Non-Standard Improvement. It is understood that Tenant shall have no obligation to interrupt or modify the Tenant Improvement work pending Landlord's approval of a change order. Any failure by Landlord to approve or disapprove a change order within the time period set forth in herein shall be deemed to constitute Landlord's approval of the requested Change.

        E. Landlord shall permit Tenant and its agents to enter the Premises on the Delivery Date, and at all times thereafter prior to the Commencement Date of the Lease, in order that Tenant may perform any work to be performed by Tenant hereunder through its contractors in a manner and upon terms and conditions and at times reasonably satisfactory to Landlord's representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with any work being performed by Landlord in the Project. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, Tenant shall take such action as may be necessary to maintain work site order and safety in and about the Premises and the Project. That license is further conditioned upon the compliance by Tenant's contractors with all requirements imposed by Landlord on third party contractors and subcontractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in the Premises extend the Commencement Date of this Lease except to the extent reasonably attributable to Landlord Delays.

        F.      Tenant hereby designates Kathryn White, Telephone No.
                (858)320-7111, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Landlord hereby designates Doug Wutschke, Telephone No (858)457-6685, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Tenant shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Landlord. Either party may amend the designation of its construction representative(s) at any time upon delivery of written notice to the other party.

II.     COST OF TENANT IMPROVEMENTS

        A. Tenant shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the approved Final Cost Estimate (subject to the provisions of this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall pay towards the final construction costs ("Completion Cost") as incurred a maximum of One Million One Hundred Eighty-Nine Thousand Nine Hundred Seventy Dollars ($1,189,970.00) ("Landlord's Contribution"), based on $10.00 per rentable square foot of the Premises plus $200,000.00, and Tenant shall be fully responsible for the remainder ("Tenant's Contribution"). If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord's Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment. It is further understood that Landlord's obligation to fund the Landlord's Contribution shall only apply to such Tenant Improvement work that is completed not later than the twelfth
                (12th) month of the Term. Any portion of the Landlord's Contribution not utilized by such date shall be considered forfeited by Tenant.

        B. The Completion Cost shall include all direct costs of Tenant in completing the Tenant Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants relating to the performance of the work, (ii) permit fees and other sums paid to governmental agencies, (iii) costs of all materials incorporated into the work or used in connection with the work, and (iv) keying and signage costs. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord in the amount of four percent (4%) of the Landlord's Contribution.

        C. Tenant shall pay, over the course of construction, to Tenant's contractor the cost of construction of the Tenant Improvements set forth in the Final Cost Estimate. Landlord shall pay to Tenant, within ten (10) days following (a) submission of an invoice therefor, and (b) certified copies of lien waivers from all contractors and subcontractors receiving payment pursuant to such invoice, ninety percent (90%) of Landlord's pro-rata portion of such invoice, which shall be ninety percent (90%) of the amount of such invoice times Landlord's Contribution divided by the Final Cost Estimate. Landlord shall pay the ten percent (10%) of all such invoices retained by Landlord during the course of construction upon (x) completion of the Tenant Improvements (y) receipt of a certification from Tenant's contractor that such completion has occurred and (z) receipt by Landlord of certified copies of such lien releases from the contractor and subcontractors as Landlord may reasonably require. If the actual Completion Cost is greater than the Final Cost Estimate because of modifications or extras not reflected on the approved working drawings, or because of Tenant Delays, then Tenant shall be solely responsible for such excess cost. Notwithstanding any contrary provision of the foregoing, Landlord may withhold from Landlord's Contribution a sum equal to Three Hundred Ninety Five Thousand Nine Hundred Eighty-Eight Dollars ($395,988.00), based on $4.00 per rentable square foot of the Premises, if the initial Tenant Improvement work does not include painting, carpeting and tile or other flooring, in conformance with the Standards or otherwise approved by Landlord (except as to the warehouse area).

        D. Tenant shall obtain or shall cause its contractor to obtain, and maintain, a payment and performance bond in favor of Landlord as to the Tenant Improvement work to be performed by Tenant under this Work Letter, which bond shall be in form and from a surety satisfactory to Landlord and shall be for an amount of not less than one hundred fifty percent (150%) of the cost of the work covered thereby.



                                                                         INITIAL

                                                         /s/ Signature Illegible